                                                                   Exhibit 10.13

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                             LEASE BY AND BETWEEN

                       AMISYS MANAGED CARE SYSTEMS, INC.

                                      and

                     THE REALTY ASSOCIATES FUND III, L.P.,
                         doing business in Maryland as
              The Realty Associates Fund III, Limited Partnership

                                      of

                              30 West Gude Drive
                           Rockville, Maryland 20850

                                     DATED

                               December 4, 1996


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

                               TABLE OF CONTENTS

                                                                         PAGE

1. Basic Lease Provisions..............................................   1

2. Premises............................................................   3
     2.1.  Lease of Premises...........................................   3
     2.2.  Calculation of Size of Building and Premises................   3
     2.3.  Common Areas-Defined........................................   3

3. Term................................................................   3
     3.1.  Term and Commencement Date..................................   3
     3.2.  Delay in Possession.........................................   3
     3.3.  Delays Caused by Tenant.....................................   4
     3.4.  Tender of Possession........................................   4
     3.5.  Early Possession............................................   4

4. Rent................................................................   5
     4.1.  Base Rent...................................................   5
     4.2.  Operating Expense Increases.................................   5
     4.3.  Base Rent Increase..........................................   7

5. Security Deposit....................................................   8

6. Use.................................................................   8
     6.1.  Use.........................................................   8
     6.2.  Compliance with Law.........................................   8
     6.3.  Condition of Premises.......................................   9

7. Maintenance, Repairs and Alterations................................   9
     7.1.  Landlord's Obligations......................................   9
     7.2.  Tenant's Obligations........................................   9
     7.3.  Alterations and Additions...................................   10
     7.4.  Failure of Tenant to Remove Property........................   11

8. Insurance...........................................................   11
     8.1.  Insurance-Tenant............................................   11
     8.2.  Insurance-Landlord..........................................   12
     8.3.  Insurance Policies..........................................   12
     8.4.  Waiver of Subrogation.......................................   12
     8.5.  Coverage....................................................   13

9. Damage or Destruction...............................................   13
     9.1.  Effect of Damage or Destruction.............................   13
     9.2.  Definition of Material Damage...............................   13
     9.3.  Abatement of Rent...........................................   13
     9.4.  Tenant's Negligence.........................................   14
     9.5.  Tenant's Property...........................................   14
     9.6.  Waiver......................................................   14

10. Real Property Taxes................................................   14
     10.1.  Payment of Taxes...........................................   14
     10.2.  Definition of "Real Property Tax.".........................   14
     10.3.  Personal Property Taxes....................................   14

11. Utilities..........................................................   15
     11.1.  Services Provided by Landlord..............................   15
     11.2.  Services Exclusive to Tenant...............................   15
     11.3.  Hours of Service...........................................   15
     11.4.  Excess Usage by Tenant.....................................   15
     11.5.  Interruptions..............................................   15

12. Assignment and Subletting..........................................   16
     12.1.  Landlord's Consent Required................................   16
     12.2.  Standard For Approval......................................   16
     12.3.  Additional Terms and Conditions............................   17
     12.4.  Additional Terms and Conditions Applicable to Subletting...   18
     12.5.  Transfer Premium from Assignment or Subletting.............   18
     12.6.  Landlord's Option to Recapture Space.......................   19

     12.7.  Landlord's Expenses........................................    19

13. Default; Remedies..................................................    19
     13.1.  Default by Tenant..........................................    19
     13.2.  Remedies...................................................    20
     13.3.  Default by Landlord........................................    21
     13.4.  Late Charges...............................................    21
     13.5.  Interest on Past-due Obligations...........................    22
     13.6.  Payment of Rent after Default..............................    22

14. Landlord's Right to Cure Default; Payments by Tenant...............    22

15. Condemnation.......................................................    22

16. Vehicle Parking....................................................    23
     16.1.  Use of Parking Facilities..................................    23
     16.2.  Parking Charges............................................    23

17. Broker's Fee.......................................................    24

18. Estoppel Certificate...............................................    24
     18.1.  Delivery of Certificate....................................    24
     18.2.  Failure to Deliver Certificate.............................    24
     18.3.  Financial Information......................................    24

19. Landlord's Liability...............................................    24

20. Indemnity..........................................................    25

21. Exemption of Landlord from Liability...............................    25

22. Hazardous Material.................................................    26

23. Medical Waste Disposal.............................................    26

24. Tenant Improvements................................................    26

25. Subordination......................................................    27
     25.1.  Effect of Subordination....................................    27
     25.2.  Execution of Documents.....................................    27

26. Options............................................................    27
     26.1.  Definition.................................................    27
     26.2.  Options Personal...........................................    27
     26.3.  Multiple Options...........................................    28
     26.4.  Effect of Default on Options...............................    28
     26.5.  Limitations on Options.....................................    28

27. Landlord Reservations..............................................    28

28. Changes to Project.................................................    29

29. Substitution of Other Premises.....................................    29

30. Holding Over.......................................................    30

31. Landlord's Access..................................................    30
     31.1.  Access.....................................................    30
     31.2.  Keys.......................................................    30

32. Security Measures..................................................    30

33. Easements..........................................................    31

34. Transportation Management..........................................    31

35. Severability.......................................................    31

                               TABLE OF CONTENTS
                                  (Continued)

                                                                         PAGE
36.  Time of Essence...................................................  31

37.  Definition of Additional Rent.....................................  31

38.  Incorporation of Prior Agreements.................................  31

39.  Amendments........................................................  31

40.  Notices...........................................................  31

41.  Waivers...........................................................  32

42.  Covenants.........................................................  32

43.  Binding Effect; Choice of Law.....................................  32

44.  Attorneys' Fees...................................................  32

45.  Auctions..........................................................  32

46.  Signs.............................................................  32

47.  Merger............................................................  33

48.  Quiet Possession..................................................  33

49.  Authority.........................................................  33

50.  Conflict..........................................................  33

51.  Multiple Parties..................................................  33

52.  Interpretation....................................................  33

53.  Prohibition Against Recording.....................................  33

54.  Relationship of Parties...........................................  33

55.  Rules and Regulations.............................................  33

56.  Right to Lease....................................................  34

57.  Security Interest.................................................  34

58.  Security for Performance of Tenant's Obligations..................  34

59.  Financial Information.............................................  34

60.  Attachments.......................................................  34

61.  WAIVER OF JURY TRIAL..............................................  35

ADDENDUM...............................................................  Add-1

EXHIBIT A..............................................................  A-1

EXHIBIT A-1............................................................  A1-1

EXHIBIT A-2............................................................  A2-1

EXHIBIT B..............................................................  B-1

EXHIBIT C..............................................................  C-1

EXHIBIT D..............................................................  D-1

EXHIBIT E..............................................................  E-1

SCHEDULE 1.............................................................  Sch 1-1

                             WEST GUDE OFFICE PARK

                              30 WEST GUDE DRIVE

                              ROCKVILLE, MARYLAND

                             STANDARD OFFICE LEASE

1. BASIC LEASE PROVISIONS.

     1.1. PARTIES: This Lease, dated for reference purposes only December 4, 1996, is made by and between THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership, doing business in Maryland as The Realty Associates Fund III, Limited Partnership ("Landlord") and AMISYS MANAGED CARE SYSTEMS, INC., a Delaware corporation ("Tenant").

     1.2. PREMISES: Suite Numbers 400 and 500 ("Premises A"), Suite Number 100 ("Premises B"), Suite Numbers 300 and 460 ("Premises C"), and Suite Number 350 ("Premises D"), as shown on Exhibit "A" attached hereto. Premises A, Premises B, Premises C and Premises D shall collectively be referred to herein as the "Premises".

     1.3. RENTABLE AREA OF PREMISES: 85,832 square feet, comprised of Premises A containing 46,386 rentable square feet, Premises B containing 11,081 rentable square feet, Premises C containing 16,527 rentable square feet and Premises D containing 11,838 rentable square feet.

            RENTABLE AREA OF PREMISES E: 3,864 rentable square feet.

            The total rentable area of the Premises and Premises E is 89,696 rentable square feet.

     1.4. BUILDING ADDRESS: 30 West Gude Drive, Rockville, Maryland 20850 (the "Building"), which is a part of a four (4) building complex located at 20-50 West Gude Drive, commonly referred to as West Gude Park.

     1.5. USE: General office use and a training facility to be located in Premises B, subject to the requirements and limitations contained in
            Section 6.

     1.6. TERM: Ten (10) years, commencing January 1, 1997 and terminating on December 31, 2006, unless sooner terminated pursuant to the terms and conditions of the Lease.

     1.7. COMMENCEMENT DATE FOR PREMISES A: January 1, 1997. SEE ADDENDUM PARAGRAPH 1

            COMMENCEMENT DATE FOR PREMISES B: January 1, 1997, subject to adjustment in accordance with Section 3 below and Paragraph 1 of the Addendum attached hereto.

            COMMENCEMENT DATE FOR PREMISES C: April 1, 1997, subject to adjustment in accordance with Section 3 below and Paragraph 1 of the Addendum attached hereto.

            COMMENCEMENT DATE FOR PREMISES D: December 1, 1998, subject to adjustment in accordance with Section 3 below and Paragraph 1 of the Addendum attached hereto.

            COMMENCEMENT DATE FOR PREMISES E: Apri1 1, 1997. SEE ADDENDUM PARAGRAPH 21

            1.8. BASE RENT: $129,019.57 per month comprised of the following:

            (i) $17.50 per rentable square foot for Premises A, B, C and D: Base Rent for Premises A of $67,646.25 per month, Base Rent for Premises B of $16,159.79, Base Rent for Premises C of $24,101.88 per month, and Base

            Rent for Premises D of $17,263.75; and (ii) $11.95 per rentable square foot for Premises E: Storage Base Rent for Premises E of $3,874.90.

     1.9.   BASE RENT PAID UPON EXECUTION:  None.

     1.10.  SECURITY DEPOSIT:  $258,039.14

     1.11. TENANT'S SHARE: For Premises A: 33.99%; 42.11% including Premises B (8.12%); 54.22% including Premises C (12.11%); 62.89% including
            Premises D (8.67%); and 65.69% including Premises E (2.80%).

     1.12.  BASE YEAR: The calendar year 1997.

     1.13.  NUMBER OF PARKING SPACES: Reserved:  -0-;    Unreserved:  Tenant
            shall be entitled to 3.4 unreserved spaces for each 1,000 square feet of space in the Premises (excluding Premises E) from time to time.

     1.14.  INITIAL MONTHLY PARKING RATES PER SPACE: Reserved: $  N/A;
            Unreserved: $ -0-.

     1.15.  REAL ESTATE BROKER:

            LANDLORD:  McShea & Company, Inc.

            TENANT:    Cushman and Wakefield of Maryland, Inc.

     1.16.  ATTACHMENTS TO LEASE: Addendum, Exhibit A - "Premises";
            Exhibit A-1 -"Premises E"; Exhibit A-2 - "Expansion Space"; Exhibit B -"Verification Letter", Exhibit C - "Rules and Regulations", Exhibit D- "Cleaning Specifications"; Exhibit E - "Form Consent to Sublease"; and Schedule 1 - "Work Letter Agreement".

     1.17.  ADDRESS FOR NOTICES:

            LANDLORD: THE REALTY ASSOCIATES FUND III, L.P.
                      c/o McShea & Company, Inc.
                      One Bank Street
                      Suite 300
                      Gaithersburg, Maryland  20878
                      Attention:  Laurie Craft

            WITH COPY TO:  TA Associates Realty
                           45 Milk Street
                           Boston, Massachusetts 02109
                           Attention:  Mary Lou Boutwell

            TENANT:  AMISYS Managed Care Systems, Inc.
                     30 West Gude Drive, Suite 500
                     Rockville, Maryland  20850
                     Attention:  Chief Financial Officer

     1.18. AGENT FOR SERVICE OF PROCESS: If Tenant is a corporation, the name and address of Tenant's registered agent for service of process is:

                    CT Corporation System
                    32 South Street
                    Baltimore, Maryland  21202

 2. PREMISES.


     2.1. LEASE OF PREMISES. The Building, the Common Areas (as defined below), the land upon which the same are located, along with all other buildings IN WEST GUDE PARK and improvements thereon or thereunder, including all parking facilities, are herein collectively referred to as the "Project." Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the conditions set forth herein, the Premises, together with certain rights to the Common Areas as hereinafter specified. The Premises shall not include an easement for light, air or view.

     2.2. CALCULATION OF SIZE OF BUILDING AND PREMISES. All provisions included in this Lease relating to the number of rentable square feet in the Premises, including, but not limited to, Base Rent and Tenant's Share, shall be adjusted to reflect the actual number of rentable square feet in the Premises. The calculation of the number of rentable square feet in the Premises shall be made by Landlord in accordance with the methods of measuring rentable square feet, as that method is described by the Washington, D.C. Association of Realtors, Inc. If an adjustment to the rentable square feet in the Premises is made after this Lease is executed by Landlord and Tenant, the Base Rent and any advance rent shall be adjusted by multiplying the actual number of rentable square feet in the Premises by the per square foot rental obtained by dividing the Base Rent initially set forth in Section 1.8 by the number of rentable square feet initially set forth in Section 1.3. If the number of rentable square feet in the Premises is changed, Tenant's Share shall be adjusted as provided in
Section 4.2(a).

     2.3. COMMON AREAS-DEFINED. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, suppliers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, roadways and sidewalks. Landlord may also designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project.

 3. TERM.


     3.1. TERM AND COMMENCEMENT DATE. The Term and Commencement Date of this Lease are as specified in Sections 1.6 and 1.7. The Commencement Dates set forth in Section 1.7 with the exception of the Premises A Commencement Date are estimated Commencement Dates. When the actual Commencement Dates are established by Landlord, Tenant shall, within ten (10) days after Landlord's request, complete and execute the letter attached hereto as Exhibit "B" and deliver it to Landlord. Tenant's failure to execute the applicable letter attached hereto as Exhibit "B" or respond with objections thereto within said ten (10) day period shall be a material default hereunder and shall constitute Tenant's acknowledgement of the truth of the facts contained in the letter delivered by Landlord to Tenant.

                           SEE ADDENDUM PARAGRAPH 1

     3.2.   DELAY IN POSSESSION.

                           SEE ADDENDUM PARAGRAPH 2


     3.3. DELAYS CAUSED BY TENANT. There shall be no abatement of rent, and the one hundred twenty (120) day period and the subsequent sixty (60) day period specified in Section 3.2 shall be deemed extended, to the extent of any delays caused by acts or omissions of Tenant, Tenant's agents, employees and contractors, or for Tenant delays as defined in the work letter agreement attached to this Lease, if any (hereinafter "Tenant Delays"). The Commencement Date shall not be extended due to Tenant Delays.

     3.4.   TENDER OF POSSESSION.

     3.5.   EARLY POSSESSION.

4. RENT.

     4.1. BASE RENT. Subject to adjustment as hereinafter provided in Section 4.3, Tenant shall pay to Landlord the Base Rent for the Premises set forth in
Section 1.8, without offset or deduction on the first day of each calendar month. Base Rent for any period during the Term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Base Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

     4.2. OPERATING EXPENSE INCREASES. Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, Tenant's Share of the amount by which all Operating Expenses for each Comparison Year exceeds the amount of all Operating Expenses for the Base Year. If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), Operating Expenses for such calendar year shall be an amount equal to the Operating Expenses which would normally be expected to be incurred had 95% of the Project's rentable square feet been occupied and had Landlord been supplying services to 95% of the Project's rentable square feet throughout such calendar year. Tenant's Share of Operating Expense increases shall be determined in accordance with the following provisions: THE BASE YEAR OPERATING EXPENSES SHALL INCLUDE AN EXPENSE COMPONENT FOR ELECTRICITY OF ONE AND 65/100 DOLLARS ($1.65) PER SQUARE FOOT. ANY INCREASES IN ELECTRICITY OVER THE $1.65 PER SQUARE FOOT COMPONENT IN ANY COMPARISON YEAR SHALL BE PAID BY TENANT REGARDLESS OF THE TOTAL AMOUNT OF INCREASES IN OPERATING EXPENSES OVER THE BASE YEAR. IN ADDITION, ANY FULL FLOOR OCCUPIED BY TENANT AT ANY TIME DURING THE TERM HEREOF SHALL HAVE A CORE FACTOR OF EIGHT PERCENT (8%), AND ANY FLOOR WHICH IS OCCUPIED BY TENANTS IN ADDITION TO TENANT SHALL HAVE A CORE FACTOR OF FIFTEEN PERCENT (15%).

            (a)  "TENANT'S SHARE" is defined as the percentage set forth in
Section 1.11, which percentage has been determined by dividing the number of rentable square feet in the Premises by the total number of rentable square feet in the Project and multiplying the resulting quotient by one hundred (100). In the event that the number of rentable square feet in the Project or the Premises changes, Tenant's Share shall be adjusted in the year the change occurs, and Tenant's Share for such year shall be determined on the basis of the days during such year that each Tenant's Share was in effect.

            (b) "COMPARISON YEAR" is defined as each calendar year during the Term of this Lease after the Base Year. Tenant's Share of the Operating Expense increases for the last Comparison Year of the Lease Term shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.

            (c) "OPERATING EXPENSES" shall include all costs, expenses and fees incurred by Landlord in connection with or attributable to the Project, including but not limited to, the following items: (i) all costs, expenses and fees associated with or attributable to the ownership, management, operation, repair, maintenance, improvement, alteration and replacement of the Project, or any part thereof, including but not limited to, the following: (A) all surfaces, coverings, decorative items, carpets, drapes, window coverings, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, stairways, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences and gates; (B) all heating, ventilating and air conditioning equipment ("HVAC"), plumbing, mechanical, electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair; (ii) the cost of trash disposal, janitorial services and security services and systems; (iii) the cost of all insurance purchased by Landlord and enumerated in Section 8 of this Lease, including any deductibles;
(iv) the amount of the real property taxes to be paid by Landlord under Section
10.1 hereof; (v) the cost of water, sewer, gas, electricity, and other utilities available at the Project and paid by Landlord; (vi) the cost of labor, salaries and applicable fringe benefits incurred by Landlord; (vii) the cost of materials, supplies and tools used in managing, maintaining and/or cleaning the Project; (viii) the cost of accounting fees, management fees, legal fees and consulting fees attributable to the ownership, operation, management, maintenance and repair of the Project plus the cost of any space occupied by the property manager and leasing agent (if Landlord is the property manager, Landlord shall be entitled to receive a fair market management fee); (ix) the cost of replacing and/or adding improvements mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby; (x) the costs incurred in implementing and operating any transportation management program, ride sharing program or similar program including, but not limited to, the cost of any transportation program fees, mass transportation fees or similar fees charged or assessed by any governmental or quasi-governmental entity; (xi) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners; (xii) personal property taxes imposed upon the fixtures, machinery, equipment, furniture and personal property used in connection with the operation of the Project; and (xiii) the cost of any other service provided by Landlord or any cost that is elsewhere stated in this Lease to be an "Operating Expense." Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Project (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Project and the retail space tenants of the Project.

            (d) Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party or by insurance proceeds.

                           SEE ADDENDUM PARAGRAPH 3

            (e) If the cost incurred in making an improvement or replacing any equipment is not fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, the cost shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord, together with an interest factor of twelve percent (12%) per annum on the unamortized cost of such item.

            (f) Tenant's Share of Operating Expense increases shall be payable by Tenant within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord. At Landlord's option, however, Landlord may, from time to time, estimate what Tenant's Share of Operating Expense increases will be provided however, the estimate shall not be greater than six percent (6%) of Tenant's Share of Operating Expense increases in the most recent Comparison Year, and the same shall be payable by Tenant monthly during each Comparison Year of the Lease Term, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's Share of Operating Expense increases, Landlord shall use its best efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each Comparison Year a reasonably detailed statement showing Tenant's Share of the actual Operating Expense increases incurred during such year. Landlord's failure to deliver the statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder. If Tenant's payments under this Section 4.2(f) during said Comparison Year exceed Tenant's Share as indicated on said statement, Tenant shall be entitled to credit the amount of such overpayment against Tenant's Share of Operating Expense increases next falling due. If Tenant's payments under this
Section 4.2(f) during said Comparison Year were less than Tenant's Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to Tenant of said statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Tenant is responsible for Operating Expense increases, notwithstanding that the Lease Term may have terminated before the end of such Comparison Year; and this provision shall survive the expiration or earlier termination of the Lease.

                           SEE ADDENDUM PARAGRAPH 4

            (g) The computation of Tenant's Share of Operating Expense increases is intended to provide a formula for the sharing of costs by Landlord and Tenant and will not necessarily result in the reimbursement to Landlord of the exact costs it has incurred.

                           SEE ADDENDUM PARAGRAPH 5

     4.3.   BASE RENT INCREASE.

                           SEE ADDENDUM PARAGRAPH 6

5. SECURITY DEPOSIT. Tenant shall deliver to Landlord at the time it executes this Lease the security deposit set forth in Section 1.10 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit. Tenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Landlord's damages in the event of Tenant's default. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 5, LANDLORD HEREBY AGREES TO DEPOSIT THE SECURITY DEPOSIT INTO AN AUTOMATICALLY RENEWING THIRTY (30) DAY CERTIFICATE OF DEPOSIT, WITH INTEREST ACCRUING THEREON FOR THE BENEFIT OF TENANT.

                           SEE ADDENDUM PARAGRAPH 7

6. USE.

     6.1. USE. The Premises shall be used and occupied only for the purpose set forth in Section 1.5 and for no other purpose. If Section 1.5 gives Tenant the right to use the Premises for general office use, by way of example and not limitation, general office use shall not include medical office use or any similar use, laboratory use, any use not characterized by applicable zoning and land use restrictions as general office use, or any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authority. No exclusive use has been granted to Tenant hereunder.

     6.2.   COMPLIANCE WITH LAW. Notwithstanding any permitted use inserted in
Section 1.5, Tenant shall not use the Premises for any purpose which would violate the Project's certificate of occupancy, any conditional use permit or variance applicable to the Project or violate any covenants, conditions or other restrictions applicable to the Project. Tenant shall, at Tenant's expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use permits, variances, covenants and restrictions of record, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises and the occupation and use by Tenant of the Premises. Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the

Project. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this Section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.


     6.3. CONDITION OF PREMISES. Except for latent defects and except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Project in their condition existing as of the date this Lease is executed by Landlord and Tenant, subject to all applicable federal, state and local laws, ordinances, regulations and permits governing the use of the Premises, the Project's certificate of occupancy, any applicable conditional use permits or variances, and any easements, covenants or restrictions of record affecting the use of the Premises or the Project. Tenant shall comply with all federal, state and local laws and regulations governing occupational safety and health at Tenant's sole cost and expense. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use, and that neither Landlord nor Landlord's agents has made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant's business.

                            SEE ADDENDUM PARAGRAPH 8

7. MAINTENANCE, REPAIRS AND ALTERATIONS.

     7.1. LANDLORD'S OBLIGATIONS. Landlord shall keep the Project (excluding the interior of the Premises and space leased to other occupants of the Project) in good condition and repair. Except as provided in Section 9.3, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Project in good order, condition and repair. ALL REPAIRS AND MAINTENANCE REQUIRED OF LANDLORD PURSUANT TO THIS SECTION 7.1 SHALL BE PERFORMED IN ACCORDANCE WITH STANDARDS APPLICABLE TO COMPARABLE OFFICE BUILDINGS IN THE ROCKVILLE, MARYLAND AREA

     7.2. TENANT'S OBLIGATIONS.


            (a) Subject to the requirements of Section 7.3, Tenant shall be responsible for payment of the cost of keeping the Premises in good condition and repair, and if Landlord makes any repairs to the Premises, the reasonable cost thereof shall be paid by Tenant to Landlord. Tenant shall be responsible for the cost of painting, repairing or replacing wall coverings, and the cost of repairing or replacing any improvements made to the Premises by Landlord or Tenant. Landlord may, but shall not be obligated to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or to any equipment located therein as Landlord deems necessary, in its sole discretion. NOTWITHSTANDING THE FOREGOING, TENANT SHALL HAVE THIRTY
(30) DAYS TO PERFORM ITS OBLIGATIONS UNDER THIS SECTION 7.3 PRIOR TO LANDLORD ENTERING THE PREMISES, EXCEPT IN THE EVENT OF AN EMERGENCY OR IF THE REPAIRS ARE TO BASE-BUILDING SYSTEMS OR STRUCTURE.


            (b) On the last day of the Term hereof, as it may be extended or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, (including the improvements) ordinary wear and tear excepted, clean and free of debris and Tenant's personal property. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Except as otherwise stated in this Lease, Tenant shall leave the power panels, electrical distribution systems, lighting fixtures, HVAC, window coverings, wall coverings, carpets, wall panelling, ceilings and plumbing at the Premises and in good operating condition.

     7.3.   ALTERATIONS AND ADDITIONS.

            (a) Tenant shall not, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as "Alterations") in, on or about the Premises or the Project. As used in this Lease, the term "utility installation" shall mean carpeting or other floor covering, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. At the expiration of the Term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant's expense. If a work letter agreement is entered into by Landlord and Tenant, Tenant shall not be obligated to remove the tenant improvements constructed in accordance with the work letter agreement. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been expressly approved by Landlord, and Landlord may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all risk" insurance in an amount approved by Landlord and workers compensation insurance.

                           SEE ADDENDUM PARAGRAPH 9

            (b) Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

            (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord against liability arising out of such lien or claim. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action.

            (d) Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project as provided by law.

            (e) All Alterations (whether or not such Alterations constitute trade fixtures of Tenant) which may be made to the Premises by Tenant shall be made and done in a good and workmanlike manner and with new materials satisfactory to Landlord and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term, unless Landlord requires their removal pursuant to Section 7.3(a). Provided Tenant is not in default, notwithstanding the provisions of this Section 7.3(e), Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Project, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 7.2(b).

     7.4. FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its Term or otherwise, and Tenant fails to remove its property as required by Section 7.2(b), in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant and at any time (before or after Landlord stores said property), Landlord may sell any or all such property at public or private sale, in such a manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of such sale: first, to the cost and expenses of the sale, including reasonable attorneys' fees actually incurred; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under this Lease; and fourth, the balance, if any, to Tenant.

8. INSURANCE.

     8.1.   INSURANCE-TENANT.

            (a) During the Term of the Lease and at such other times as Tenant occupies the Premises, Tenant shall keep in force at its expense "commercial general liability" insurance including an ISO broad form endorsement or its equivalent with respect to the Premises with limits of not less than One Million Dollars ($1,000,000) combined single limit or such higher amount as Landlord may reasonably require in writing from time to time. The insurance shall cover liability arising out of Tenant's operations and liability arising out of work performed at the Premises by other persons on behalf of Tenant, and shall specifically include the contractual liability assumed by Tenant under this Lease. Such coverage, if written on a claims-made basis, must provide for a retroactive date which is prior to the date Tenant occupies the Premises, and the same retroactive date shall continue during the entire Term of this Lease.

            (b) Tenant will also maintain "all risk" extended coverage property insurance written on a one hundred percent (100%) replacement cost basis on Tenant's personal property, all tenant improvements installed at the Premises by Landlord or Tenant, Tenant's trade fixtures and other property. Such policies shall provide protection against any peril included within the classification "fire and extended coverage," against vandalism and malicious mischief, theft, sprinkler leakage and flood damage. If this Lease is terminated as the result of a casualty in accordance with Section 9, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises shall be paid to Landlord.

            (c) Tenant shall, at all times during the Term hereof, maintain in effect workers' compensation insurance as required by applicable law and business interruption insurance satisfactory to Landlord.

     8.2.   INSURANCE-LANDLORD.


            (a) Landlord shall obtain and keep in force a policy of commercial general liability insurance with coverage against such risks and in such commercially reasonable amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

            (b) Landlord shall also obtain and keep in force during the Term of this Lease a policy or policies of "all risk" insurance covering loss or damage to the Project in the amount of not less than ninety percent (90%) of the full replacement cost thereof, as reasonably determined by Landlord from time to time. The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord's sole but reasonable discretion. In addition, at Landlord's option, Landlord shall obtain and keep in force, during the Term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Operating Expenses. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. At Landlord's option, Landlord may obtain insurance coverages and/or bonds related to the operation of the parking areas. At Landlord's option, Landlord may obtain coverage for flood and earthquake damages. In addition, Landlord shall obtain such additional insurance as is customarily carried by owners or operators of other comparable office buildings in the geographical area of the Project. The policies purchased by Landlord shall contain such deductibles as Landlord may reasonably determine. In addition to amounts payable by Tenant in accordance with Section 4.2, Tenant shall pay any increase in the property insurance premiums for the Project over what was payable immediately prior to the Commencement Date to the extent the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

     8.3. INSURANCE POLICIES. Tenant shall deliver to Landlord copies of the insurance policies required under Section 8.1 within fifteen (15) days prior to the Commencement Date of this Lease. Tenant's insurance policies shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, with a general policyholders rating of not less than "A" and a financial rating of not less than "Class X," as rated in the most recent edition of "Best Insurance Reports." Tenant's insurance policies shall be issued as primary policies and not contributing with and not in excess of coverage which Landlord may carry. Landlord, and at Landlord's option the holder of any mortgage or deed of trust encumbering the Project, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by
Section 8.1 above. Tenant's insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000).

     8.4. WAIVER OF SUBROGATION. Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by insurance carried by such party (or required to be carried by such party by this Lease) to the extent of the insurance proceeds actually received, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees. Landlord and Tenant shall each cause the insurance policies they obtain in accordance with this Section 8 to provide that the insurance company waives all right of recovery by subrogation against either party in connection with any damage covered by any policy.

     8.5. COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenant's property or Tenant's obligations under this Lease, and the limits of any insurance carried by either party shall not, except as otherwise provided herein, limit its obligations under this Lease.

9. DAMAGE OR DESTRUCTION.

     9.1. EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Project is materially damaged (as defined in Section 9.2 below) by fire, earthquake, flood, explosion, the elements, riot or any other casualty, Landlord shall have the right in its sole and complete discretion to repair or to rebuild the Project or to terminate this Lease. Landlord shall within ninety (90) days after the occurrence of such damage notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease provided that Landlord may terminate this Lease only if it terminates all of the leases in the Building. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction, or on account of Landlord's election to terminate this Lease. Notwithstanding the foregoing, if Landlord shall elect to rebuild or repair the Project, but in good faith determines that the Project cannot be rebuilt or repaired within one hundred eighty (180) days after the date of the occurrence of the damage, without payment of overtime or other premiums, and the damage to the Project has rendered the Premises unusable, Landlord shall notify Tenant thereof in writing at the time of Landlord's election to rebuild or repair, and Tenant shall thereafter have a period of thirty (30) days within which Tenant may elect to terminate this Lease, upon written notice to Landlord. Tenant's termination right described in the preceding sentence shall not apply if the damage was caused by Tenant's negligence or willful misconduct. Failure of Tenant to exercise said election within said period shall constitute Tenant's agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord, provided Landlord thereafter pursues reconstruction or restoration diligently to completion, subject to delays beyond Landlord's reasonable control.

     9.2. DEFINITION OF MATERIAL DAMAGE. The damage shall be deemed material if, in Landlord's reasonable judgment, the uninsured cost of repairing the damage will exceed One Hundred Thousand Dollars ($100,000). If insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing all of the damage to the Project, the damage shall be deemed material if the cost of repairing the damage exceeds Two Hundred Fifty Thousand Dollars ($250,000). Damage to the Project shall also be deemed material if (a) the Project cannot be repaired to substantially the same condition it was in prior to the damage due to laws or regulations in effect at the time the repairs will be made, (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the damage in excess of One Hundred Thousand Dollars ($100,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust, or
(c) the damage occurs during the last twelve (12) months of the Lease Term.

     9.3. ABATEMENT OF RENT. If Landlord elects to repair damage to the Project and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or willful misconduct of Tenant or its employees, agents, contractors or invitees, Tenant's Base Rent and Tenant's Share of Operating Expense increases shall be abated in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business until the repairs are completed.

     9.4. TENANT'S NEGLIGENCE. If such damage or destruction occurs as a result of the negligence or willful misconduct of Tenant or Tenant's employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to repair all of the damage, Tenant shall pay, at Tenant's sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

     9.5. TENANT'S PROPERTY. Unless caused by Landlord's or its agents' negligence or willful misconduct, Landlord shall not be required to repair any injury or damage to, or to make any repairs or replacements of, any fixtures, furniture, equipment or tenant improvements installed in the Premises, and Tenant shall repair and restore all such property at Tenant's sole expense.

     9.6. WAIVER. Landlord and Tenant hereby waive the provisions of any statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

10. REAL PROPERTY TAXES.

     10.1. PAYMENT OF TAXES. Landlord shall pay the real property tax, as defined in Section 10.2, applicable to the Project subject to reimbursement by Tenant of Tenant's Share of such taxes in accordance with the provisions of
Section 4.2.

     10.2. DEFINITION OF "REAL PROPERTY TAX." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof, as against Landlord's right to rent or other income therefrom, or as against Landlord's business of leasing the Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (a) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax", or (b) the nature of which was hereinbefore included within the definition of "real property tax", or
(c) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (d) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof, or (e) transportation taxes, fees or assessments, including, but not limited to, mass transportation fees, regional transportation district fees, metrorail fees, trip fees and similar fees and assessments, or (f) fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution, or (g) parking fees or parking taxes paid by Landlord, or (h) any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize real property taxes.

     10.3. PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to

Tenant within twenty (20) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

11. UTILITIES.

     11.1. SERVICES PROVIDED BY LANDLORD. Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall use its best efforts to provide HVAC to the Premises for normal office use during the times described in Section 11.3, reasonable amounts of electricity for normal office lighting and fractional horsepower office machines, water in the Premises or in the Common Area for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, and building standard janitorial services, AS SET FORTH ON EXHIBIT D ATTACHED HERETO.

     11.2. SERVICES EXCLUSIVE TO TENANT. Tenant shall pay for all water, gas, heat, electricity, telephone and other utilities and services supplied and/or metered exclusively to the Premises or to Tenant, together with any taxes thereon. If any such services are not separately metered to the Premises, Tenant shall pay, at Landlord's option, either Tenant's Share or a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises in the Project.


     11.3. HOURS OF SERVICE. Building services and utilities shall be provided Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 9:00 a.m. to 1:00 p.m. Janitorial services shall be provided Monday through Friday. HVAC and other Building services shall not be provided at other times or on New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas. Landlord shall use its best efforts to provide HVAC to Tenant at times other than those set forth above subject to (a) the payment by Tenant of Landlord's standard charge equal to the actual utility costs for the Premises plus a ten percent (10%) administrative fee, for after hours HVAC and (b) Tenant providing to Landlord at least one (1) business day's advance written notice of Tenant's need for after hours HVAC. As of the date of this Lease, and subject to future increases, the standard charge for after hours HVAC is Forty Dollars ($40.00) per hour. Tenant shall pay all after hours HVAC charges to Landlord within thirty (30) days after Landlord bills Tenant for said charges.

                           SEE ADDENDUM PARAGRAPH 10

     11.4. EXCESS USAGE BY TENANT. Notwithstanding the use set forth in Section 1.5, Tenant shall not use Building utilities or services in excess of those used by the average office building tenant using its premises for ordinary office use. Tenant shall not install at the Premises office machines, lighting fixtures or other equipment which will generate above average heat, noise or vibration at the Premises or which will adversely effect the temperature maintained by the HVAC system. If Tenant does use Building utilities or services in excess of those used by the average office building tenant, Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease, to (a) at Tenant's expense, install separate metering devices at the Premises, and to charge Tenant for its usage or (b) require Tenant to pay to Landlord all costs, expenses and damages incurred by Landlord as a result of such usage.

     11.5. INTERRUPTIONS. Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish utilities or other services when such failure is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Project after Landlord's best effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. Furthermore, unless caused by landlord's negligence, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Section
11. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

                           SEE ADDENDUM PARAGRAPH 10

12. ASSIGNMENT AND SUBLETTING.

     12.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, which shall not be unreasonably withheld. Landlord shall respond to Tenant's written request for consent hereunder within thirty (30) days after Landlord's receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease. Tenant's written request for Landlord's consent shall include, and Landlord's thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant for the past three (3) years prepared in accordance with generally accepted accounting principles, (b) federal tax returns for the proposed assignee or subtenant for the past three (3) years, (c) a TRW credit report or similar report on the proposed assignee or subtenant, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, and (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant. If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (a), (b) and
(c) of the previous sentence has been provided with respect to each proposed guarantor. "Transfer" shall also include the transfer (a) if Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of more than twenty five percent (25%) of the voting stock of such corporation during the Term of this Lease (whether or not in one or more transfers) or the dissolution or merger of the corporation, or (b) if Tenant is a partnership or other entity, of more than twenty five percent (25%) of the profit and loss participation in such partnership or entity during the Term of this Lease (whether or not in one or more transfers) or the dissolution or liquidation of the partnership.

                           SEE ADDENDUM PARAGRAPH 11

     12.2. STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 12. Tenant acknowledges and agrees that each requirement, term and condition in this Section 12 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 12 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in

Landlord's reasonable judgment, a proposed assignee has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee's or subtenant's business will impose a burden on the Project's parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord's reasonable judgment;
(d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant does not, in Landlord's reasonable judgment, have a good credit rating; (f) (g) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (h) the use of the Premises by the proposed assignee or subtenant will not be identical to the use permitted by this Lease; (i) Landlord has ever evicted or been involved in litigation with the proposed assignee or subtenant;
(j) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (k) Tenant is in default as defined in Section 13.1 at the time of the request; or (l) if requested by Landlord, the assignee or sublessee refuses to sign a non-disturbance and attornment agreement in favor of Landlord's lender, IN SUBSTANTIALLY THE SAME FORM AS THE AGREEMENT SIGNED BY TENANT, IF APPLICABLE.

     12.3. ADDITIONAL TERMS AND CONDITIONS. The following terms and conditions shall be applicable to any Transfer:

            (a) Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

            (b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

            (c) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 12.

            (d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant.

            (e) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

            (f) Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default.

            (g) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.

            (h) Landlord shall not be liable under this Lease or under any assignment or sublease to any assignee or subtenant., EXCEPT FOR AN ASSIGNEE TO WHICH LANDLORD HAS OTHERWISE CONSENTED.

            (i) No assignment or sublease may be modified or amended without Landlord's prior written consent.

     12.4. ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

            (a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.

            (b) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

    12.5. TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent fifty percent (50%) of all amounts received by Tenant from such assignee or subtenant in excess of the amounts payable by Tenant to Landlord hereunder (the "Transfer Premium"). "Transfer Premium" shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per rentable square foot basis. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer.

     12.6. LANDLORD'S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary contained in this Section 12, except in instances where Landlord has granted its prior consent to a sublease, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to assign this Lease or to sublease space in the Premises, to terminate this Lease with respect to said space as of the date specified in Tenant's notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Tenant's Share of Operating Expense increases and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Tenant acknowledges that the purpose of this Section
12.6 is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or sublessee, to give Landlord the ability to meet additional space requirements of other tenants of the Project and to permit Landlord to control the leasing of space in the Project. Tenant acknowledges and agrees that the requirements of this Section 12.6 are commercially reasonable and are consistent with the intentions of Landlord and Tenant.

     12.7. LANDLORD'S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including, but not limited to, attorneys', architects', accountants', engineers' or other consultants' fees.

13. DEFAULT; REMEDIES.

     13.1. DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default by Tenant under this Lease and that said default shall give Landlord the rights described in Section 13.2. Landlord or Landlord's authorized agent shall have the right to serve any notice of default, notice to pay rent or quit or similar notice.

            (a) Tenant's failure to make any payment of Base Rent, Tenant's Share of Operating Expense increases, parking charges, charges for after hours HVAC, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 13.1(a).

            (b) The abandonment of the Premises by Tenant in which event Landlord shall not be obligated to give any notice of default to Tenant.

            (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a) and (b), above), where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said twenty (20) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(c). IF TENANT IS UNABLE TO FULFILL ANY OF ITS OBLIGATIONS HEREUNDER OR IS DELAYED IN DOING SO, AND SUCH INABILITY OR DELAY IS CAUSED BY REASON OF STRIKE OR OTHER LABOR PROBLEMS, ACTS OF GOD, RIOT, INSURRECTION, GOVERNMENTAL ACTIONS OR REQUIREMENTS, OR ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF TENANT, THE TIME FOR TENANT'S PERFORMANCE SHALL BE EXTENDED FOR THE PERIOD OF ANY SUCH DELAY.

            (d)(i) The making by Tenant or any guarantor of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the institution of proceedings seeking the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days or the institution of a foreclosure proceeding against Tenant's real or personal property; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this Section 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

            (e) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant's obligations hereunder, is or was materially false.

            (f) If Tenant is a corporation or a partnership, the dissolution or liquidation of Tenant.

     13.2   REMEDIES.

            (a) In the event of any default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

                    (i) terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant
(A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The "worth at time of award" of the amounts referred to in Section 13.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of two percent (2%) per annum over the "prime rate" as established by NationsBank of Maryland, N.A., or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in Section 13.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Baltimore at the time of award plus one percent (1%). For purposes of this Section 13.2(a)(i), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease. IN THE EVENT OF A TERMINATION OF TENANT'S RIGHT TO POSSESSION OF THE PREMISES PURSUANT TO THIS SECTION, LANDLORD SHALL USE COMMERCIALLY REASONABLE EFFORTS TO MITIGATE TENANT'S DAMAGES.

                    (ii) maintain Tenant's right of possession in which event Landlord shall have the remedy which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due.

                    (iii) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

                    (iv) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

            (b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.

            (c) If Tenant abandons or vacates the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord's election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery of keys to Landlord or any employee or agent of Landlord shall not constitute the termination of the Lease or the surrender of the Premises.

     13.3 DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike or other labor problems, acts of God, riot, insurrection, governmental actions or requirements, or any other cause beyond the reasonable control of Landlord, and the time for Landlord's performance shall be extended for the period of any such delay.

     13.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expense increases, parking charges, after hours HVAC charges, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project. Accordingly, if any installment of Base Rent, Tenant's Share of Operating Expense increases, parking charges, after hours HVAC charges or any other sum due from Tenant shall not be received by Landlord when such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under Section 13.5.

     13.5 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of two percent (2%) per annum over the "prime rate" as established by NationsBank of Maryland, N.A., or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

     13.6 PAYMENT OF RENT AFTER DEFAULT. If Tenant fails to pay Base Rent, Tenant's Share of Operating Expense increases, parking charges or any other monetary obligation due hereunder on the date it is due, after Tenant's third failure to pay any monetary obligation on the date it is due, at Landlord's option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashiers check. If Landlord has required Tenant to make said payments by cashiers check, Tenant's failure to make a payment by cashiers check shall be a material default hereunder.

14. LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, (taking into account the expiration of the notice and cure periods provided herein) Landlord may, but shall not be obligated to, after ten (10) days' prior written notice to Tenant, make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Section 14.

     15. CONDEMNATION. If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, and said taking lasts for ninety (90) days or more, Tenant shall have the option, to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days, Tenant's rent shall be abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Tenant's Share of Operating Expenses shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Project. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's trade fixtures and removable personal property and any award available for the relocation of Tenant's business. In the event that this Lease is not terminated by reason of such condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such condemnation, repair any damage to the Project caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair. Except as set forth in this Section 15, Landlord shall have no liability to Tenant for interruption of Tenant's business upon the Premises, diminution of Tenant's ability to use the Premises, or other injury or damage sustained by Tenant as a result of such condemnation.

16.  VEHICLE PARKING.

     16.1 USE OF PARKING FACILITIES. During the Term and subject to the rules and regulations attached hereto as Exhibit "C" as reasonably modified by Landlord from time to time (the "Rules"), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.13 in the parking facility of the Project at the monthly rate applicable from time to time for monthly parking as set by Landlord and/or its licensee. Landlord may, in its sole discretion, assign tandem parking spaces to Tenant and designate the location of any reserved parking spaces. Landlord reserves the right at any time to relocate Tenant's reserved and unreserved parking spaces. If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. Tenant's parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease.

     16.2 PARKING CHARGES. The initial monthly parking rate per parking space is set forth in Section 1.14 and is subject to change by Landlord upon five (5) days' prior written notice to Tenant. Monthly parking fees shall be payable in advance prior to the first day of each calendar month, provided, however, that no fee for parking shall be charged Tenant during the initial term of this Lease. Visitor parking rates shall be determined by Landlord from time to time in Landlord's sole discretion. The parking rates charged to Tenant may not be the lowest parking rates charged by Landlord for the use of the parking facility. Notwithstanding anything to the contrary contained herein, any tax imposed on the privilege of occupying space in the parking facility, upon the revenues received by Landlord from the parking facility or upon the charges paid for the privilege of using the parking facility by any governmental or quasi-governmental entity may be added by Landlord to the monthly parking charges paid by Tenant at any time, or Landlord may require Tenant and other persons using the parking facility to pay said amounts directly to the taxing authority.

                           SEE ADDENDUM PARAGRAPH 12

17. BROKER'S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in
Section 1.15, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

18.  ESTOPPEL CERTIFICATE.

     18.1. DELIVERY OF CERTIFICATE. Tenant shall at any time upon not less than ten (10) BUSINESS days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable,
(c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, and (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

     18.2. FAILURE TO DELIVER CERTIFICATE. At Landlord's option, the failure of Tenant to deliver such statement within THREE (3) BUSINESS DAYS AFTER LANDLORD'S SECOND REQUEST THEREFOR shall constitute a material default of Tenant hereunder, or it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord,
(b) there are no uncured defaults in Landlord's performance, (c) not more than one month's Base Rent has been paid in advance, and (d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and Tenant has taken possession of the Premises.

     18.3. FINANCIAL INFORMATION. If Landlord desires to finance, refinance, or sell the Project, or any part thereof, Tenant hereby agrees to deliver, and to cause any guarantor of Tenant's obligations to deliver, to any lender or purchaser designated by Landlord such financial statements of Tenant or any guarantor and other information as may be reasonably required by such lender or purchaser. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. NOTWITHSTANDING THE FOREGOING, SO LONG AS TENANT IS A PUBLICLY TRADED COMPANY WITH PUBLICLY AVAILABLE FINANCIAL INFORMATION, TENANT SHALL NOT BE REQUIRED TO SUBMIT ADDITIONAL FINANCIAL STATEMENTS.

19. LANDLORD'S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant's security deposit to Tenant or transfer Tenant's security deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its security deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord's equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

20. INDEMNITY. Tenant shall indemnify, defend and hold harmless Landlord, its agents, partners, and employees from and against any and all claims for damage to the person or property of any person or entity arising from Tenant's use of the Project, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Project and shall further indemnify, defend and hold harmless Landlord, its agents, partners and employees from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation of Tenant to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant's agents, contractors, employees, or invitees, and from and against all costs, attorneys' fees, expenses and liabilities incurred by Landlord, its agents, partners and employees as the result of any such use, conduct, activity, default or negligence. In case any action or proceeding is brought against Landlord, its agents, partners and employees, Tenant shall defend Landlord, and its agents, partners and employees at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any claim in order to be so indemnified. This indemnity shall survive the expiration or sooner termination of this Lease.

                           SEE ADDENDUM PARAGRAPH 13

21. EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, hazardous waste, fire, steam, electricity, gas, water or rain, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, or of the equipment, fixtures or appurtenances applicable thereto, unless the cause of the damage or injury arises out of Landlord's or its employees or agents negligent or intentional acts. Except for the negligent acts or willful misconduct by Landlord, Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of the lease of any other tenant of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to property of Tenant or injury to persons, in, upon or about the Project arising from any cause, excluding Landlord's negligence or the negligence of its agents, partners or employees, and Tenant hereby waives all claims in respect thereof against Landlord, its agents, partners and employees.

22. HAZARDOUS MATERIAL. For purposes of this Lease, the term "Hazardous Material" means any hazardous substance, hazardous waste, infectious waste, or toxic substance, material, or waste which becomes regulated or is defined as such by any local, state or federal governmental authority. Except for small quantities of ordinary office supplies such as copier toners, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Material to be brought, kept or used in or about the Premises or the Project by Tenant, its agents, employees, contractors, or invitees. Tenant hereby agrees to indemnify Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term of this Lease as result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions and any cleanup, remedial removal, or restoration work required due to the presence of Hazardous Material. Tenant shall promptly notify Landlord of any release of a Hazardous Material in the Premises or at the Project of which Tenant becomes aware, whether caused by Tenant or any other person or entity. The provisions of this Section 22 shall survive the termination of the Lease. TO THE BEST OF LANDLORD'S ACTUAL KNOWLEDGE, THERE IS NO HAZARDOUS MATERIAL IN THE BUILDING OR THE PROJECT AS OF THE DATE THIS LEASE IS FULLY EXECUTED BY LANDLORD AND TENANT.

23. MEDICAL WASTE DISPOSAL. If Tenant produces medical waste, Landlord may, at its option, provide medical waste disposal services to Tenant. If Landlord elects to provide such services, Landlord may require Tenant to use said services. Landlord, at its option, may bill Tenant directly for such services, which amounts shall then constitute additional rent hereunder, or Landlord may include the cost of providing such services in Operating Expenses. Tenant waives its right to the fullest extent allowed by law to assert any claim against Landlord in connection with the negligent provision of medical waste disposal services by Landlord. In the event Landlord is unable or chooses not to provide such disposal services to Tenant, Tenant shall arrange for the disposal of its medical waste and such disposal shall be done in compliance with all applicable laws. Tenant hereby agrees to indemnify, defend and hold harmless Landlord against any cost, loss, liability, action, suit or expense (including attorneys' fees) arising out of or relating to the existence of or the disposal of medical waste produced by Tenant at the Premises.

24. TENANT IMPROVEMENTS. Tenant acknowledges and agrees that Landlord shall not be obligated to construct any tenant improvements on behalf of Tenant unless a work letter agreement (the "Work Letter") is attached to this Lease as
Schedule 1. If a space plan is attached to the Work Letter, the space plan shall not be effective unless separately initialed by Landlord. Except as set forth in a Work Letter, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Project, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant.

                           SEE ADDENDUM PARAGRAPH 14
25. SUBORDINATION.

     25.1.  EFFECT OF SUBORDINATION.  This Lease, and any Option (as defined in
Section 26 below) granted hereby, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee, ground lessor or purchaser at foreclosure, Tenant shall attorn to such person or entity. If any mortgagee, trustee, ground lessor or purchaser at foreclosure shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall conclusively be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     25.2. EXECUTION OF DOCUMENTS. Tenant agrees to execute and acknowledge any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) business days after written demand shall constitute a material default by Tenant hereunder or, at Landlord's option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to execute such documents in accordance with this Section 25.2, said appointment to be a power during the Term of this Lease coupled with an interest and irrevocable.

26.  OPTIONS.

     26.1. DEFINITION. As used in this Lease, the word "Option" has the following meaning: (1) the right or option to extend the Term of this Lease or to renew this Lease, and (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect.

     26.2. OPTIONS PERSONAL. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and may be exercised only by the original Tenant while occupying the entire Premises (except that with respect to the Option to Renew set forth in the Addendum, Tenant shall only be required to be occupying a minimum of seventy-five percent (75%) of the premises) and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any permitted transferee as defined in Section 12. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to any portion of the Premises, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

     26.3. MULTIPLE OPTIONS. In the event that Tenant has multiple Options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

      26.4. EFFECT OF DEFAULT ON OPTIONS. Tenant shall have no right to exercise an Option (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to Section 13.1 and continuing until the noncompliance alleged in said notice of default is cured, or (ii) if Tenant is in default of any of the terms, covenants or conditions of this Lease. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of this Section 26.4.

     26.5. LIMITATIONS ON OPTIONS. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, any options, rights of first refusal or rights of first offer granted hereunder shall be subject and secondary to Landlord's right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and shall be subject and subordinated to any other options, rights of first refusal or rights of first offer previously given to any other person or entity, PROVIDED, HOWEVER, THAT, FROM AND AFTER THE DATE THIS LEASE IS FULLY EXECUTED BY LANDLORD AND TENANT, NO NEW OPTIONS SHALL BE GRANTED WITH RESPECT TO THE EXPANSION SPACE PRIOR TO THE EXPIRATION OF THE EXPANSION SPACE OPTION, AS SUCH TERMS ARE DEFINED IN THE ADDENDUM ATTACHED HERETO.

                 SEE ADDENDUM PARAGRAPHS 15, 16, 17, 18 AND 19

27. LANDLORD RESERVATIONS. Landlord shall have the right: (a) to change the name and , IF REQUIRED BY LAW, address of the Project or Building upon not less than ninety (90) days prior written notice; (b) EXCLUDING TENANT'S SIGNS, to, at LANDLORD'S expense AS A PART OF OPERATING EXPENSES, provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord's sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and
(d) EXCEPT AS OTHERWISE PROVIDED PURSUANT TO ADDENDUM PARAGRAPH 20 to place signs, notices or displays upon the roof, interior, exterior or Common Areas of the Project. Tenant shall not use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant's business or suffer or permit anyone, except in an emergency, to go upon the roof of the Building. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord's use does not unreasonably interfere with Tenant's use of the Premises.

28. CHANGES TO PROJECT. PROVIDED THAT TENANT'S USE OF AND ACCESS TO THE PREMISES ARE NOT PERMANENTLY MATERIALLY ADVERSELY AFFECTED THEREBY, Landlord shall have the right, in Landlord's sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as "Changes") including, but not limited to, the Project interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas PROVIDED HOWEVER THAT THE SIZE OF THE COMMON AREAS AND THE SCOPE OF SERVICES OFFERED TO TENANT AS OF THE DATE THIS LEASE IS FULLY EXECUTED BY LANDLORD AND TENANT SHALL NOT BE PERMANENTLY MATERIALLY ADVERSELY DIMINISHED AS A RESULT OF SUCH CHANGES. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes.

29.  SUBSTITUTION OF OTHER PREMISES.

30. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof , as it may be extended hereunder, with Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that during the first two (2) months following the termination of the Lease, Base Rent shall be at one hundred twenty-five (125%) of the Base Rent payable immediately preceding the termination date of this Lease and thereafter the Base Rent payable shall be one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease, and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without Landlord's consent, Tenant shall, at Landlord's option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Lease Term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

31.  LANDLORD'S ACCESS.

     31.1. ACCESS. Landlord and Landlord's agents and employees shall have the right to enter the Premises at reasonable times upon twenty-four (24) hours' advance notice, except in the event of an emergency, where no notice shall be required for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's property resulting from such access. Landlord may at any time place on or about the Building for sale or for lease signs and Landlord may at any time during the last one hundred twenty (120) days of the Term hereof place on or about the Premises for lease signs, PROVIDED HOWEVER, THAT THE SIZE AND PLACEMENT OF SUCH SIGNS SHALL NOT UNREASONABLY INTERFERE WITH TENANT'S SIGNAGE.

     31.2. KEYS. Landlord shall have the right to retain keys to the Premises and to unlock all doors at the Premises, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Tenant waives any claims for damages or injuries or interference with Tenant's property or business in connection therewith. Tenant shall provide Landlord with one key for each lock in the Premises.

32. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 32, LANDLORD SHALL, THROUGHOUT THE TERM HEREOF AND ANY EXTENSIONS, PROVIDE SECURITY MEASURES COMMENSURATE WITH THOSE SERVICES BEING PROVIDED AT THE TIME OF EXECUTION OF THIS LEASE.

33. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) BUSINESS days after Landlord's request and Tenant's failure to do so shall constitute a material default by Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

34. TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution, or traffic in and around the Project or the metropolitan area in which the Project is located.

35. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof .

36. TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant AND LANDLORD under this Lease.

37. DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant's Share of Operating Expenses, parking charges and charges for after hours HVAC shall be deemed to be rent.

38. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in Section 1.16 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

39. AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

40. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by certified mail, return receipt requested, personal delivery, Federal Express or other delivery service. If notice is given by certified mail, return receipt requested, notice shall be deemed given FIVE
(5) days after the notice is deposited with the U.S. Mail, postage prepaid, addressed to Tenant or to Landlord at AND THE REPRESENTATIVE the address set forth in Section 1.17. If notice is given by personal delivery, Federal Express or other delivery service, notice shall be deemed given on the date the notice is actually received by Landlord or Tenant. Either party may by WRITTEN notice to the other specify a different address for notice purposes. Notwithstanding the address set forth in Section 1.17 for Tenant, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time designate by WRITTEN notice to Tenant.

41. WAIVERS. No waiver by EITHER PARTY of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by THE OTHER PARTY of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction.

42. COVENANTS. This Lease shall be construed as though the covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary.

43. BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state OF MARYLAND and any litigation concerning this Lease between the parties hereto shall be initiated in the county OF MONTGOMERY.

44. ATTORNEYS' FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

45. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas. The holding of any auction on the Premises or Common Areas in violation of this
Section 45 shall constitute a material default hereunder.

46. SIGNS. Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior of the Premises.

                           SEE ADDENDUM PARAGRAPH 20

47. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

48. QUIET POSSESSION. Provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

49. AUTHORITY. If EITHER PARTY is a corporation, trust, or general or limited partnership, THAT PARTY, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If EITHER PARTY is a corporation, trust or partnership, THAT PARTY shall deliver to THE OTHER upon demand evidence of such authority satisfactory to Landlord THE REQUESTING PARTY.

50. CONFLICT. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, Exhibits, Addenda or Riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions.

51. MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 40 on one Tenant shall be deemed service of notice on all Tenants.

52. INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

53. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

54. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

55. RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to USE REASONABLE EFFORTS TO cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules IN A COMMERCIALLY REASONABLE MANNER. Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules.

56. RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

57.  SECURITY INTEREST.

58.  SECURITY FOR PERFORMANCE OF TENANT'S OBLIGATIONS.

59. FINANCIAL INFORMATION. From time to time, at Landlord's request, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant's sole cost and expense, upon not less than ten (10) days' advance written notice from Landlord: (a) a current financial statement for Tenant and Tenant's financial statements for the previous two accounting years, (b) a current financial statement for any guarantor(s) of this Lease and the guarantor's financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principals consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. NOTWITHSTANDING THE FOREGOING, SO LONG AS TENANT IS A PUBLICLY TRADED COMPANY WITH PUBLICLY AVAILABLE FINANCIAL INFORMATION, TENANT SHALL NOT BE REQUIRED TO SUBMIT ADDITIONAL FINANCIAL STATEMENTS.

60. ATTACHMENTS. The items listed in Section 1.16 are a part of this Lease and are incorporated herein by this reference.

                           SEE ADDENDUM PARAGRAPH 21

61. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD'S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD AND TENANT ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.

LANDLORD                                    TENANT

THE REALTY ASSOCIATES FUND III, L.P., a     AMISYS MANAGED CARE SYSTEMS, INC.
Delaware limited partnership, doing         a Delaware corporation
business in Maryland as The Realty
Associates Fund III, Limited
Partnership

By:  Realty Associates Fund III GP
Limited Partnership,   a Delaware
limited partnership, Its General
Partner                                  By:   /s/ ROBERT I. SULLIVAN
                                               ------------------------------
                                               ROBERT I. SULLIVAN
     By:  Realty Fund III GP, Inc., a          ------------------------------
          Massachusetts corporation,                 (print name)
          Its General Partner
                                         Its:  CHIEF FINANCIAL OFFICER
                                               ------------------------------
     By:  Margaret A. Stewart                        (print title)
          -------------------------

     Its: Vice President
          -------------------------

                                   ADDENDUM

     THIS ADDENDUM (the "Addendum") is attached to the Lease dated as of December 4, 1996, by and between THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership, doing business in Maryland as The Realty Associates Fund III, Limited Partnership ("Landlord") and AMISYS MANAGED CARE SYSTEMS, INC., a Delaware corporation ("Tenant") and incorporated herein by reference thereto. To the extent that there are any conflicts between the provisions of the Lease and the provisions of this Addendum, the provisions of this Addendum shall supersede the conflicting provisions of the Lease.

     1.   TERM AND COMMENCEMENT DATE.
          --------------------------

          a. Notwithstanding anything to the contrary contained in Section 3.1 of the Lease, the Commencement Date for Premises A shall be January 1, 1997.

          b. Notwithstanding anything to the contrary contained in Sections 1.6, 1.7 or 3.1 of the Lease, the Commencement Dates set forth in Section 1.7 of the Lease with respect to Premises B, Premises C and Premises D are estimated Commencement Dates. Landlord shall use reasonable efforts to deliver Premises B to Tenant on or before January 1, 1997 for purposes of Tenant constructing the Improvements to Premises B, as more particularly set forth in Schedule 1
                                                              ----------
attached hereto and made a part hereof. Landlord shall use reasonable efforts to deliver Premises C to Tenant on or before April 1, 1997 for purposes of Tenant constructing the Improvements to Premises C in accordance with Schedule 1.
                                                               ----------
Landlord shall use reasonable efforts to deliver Premises D to Tenant on or before November 30, 1998 for purposes of Tenant constructing the Improvements to Premises D in accordance with Schedule 1. The actual Commencement Date for each
                              ----------
of Premises B, Premises C and Premises D shall be the earlier of: (i) three (3) months following delivery of possession of Premises B, Premises C and Premises D, as applicable, to Tenant, or (ii) substantial completion of the Improvements to Premises B, Premises C and Premises D, respectively. The Term of the Lease applicable to Premises A, Premises B, Premises C and Premises D shall be computed from January 1, 1997, and accordingly the expiration date of the Lease shall be December 31, 2006, unless sooner terminated pursuant to the terms and conditions of the Lease.

     2.   DELAY IN POSSESSION.  Section 3.2 of the Lease is hereby deleted in
          -------------------
its entirety and the following Section 3.2 is substituted in lieu thereof:

          "(a) Notwithstanding the estimated Commencement Dates specified in
Section 1.7, if for any reason Landlord cannot deliver possession of Premises B, Premises C and/or Premises D on its respective estimated Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the Term hereof; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until the respective Commencement Dates set forth in Addendum Paragraph 1. Landlord agrees to use best efforts to deliver the applicable Premises to Tenant within one hundred twenty (120) days following the estimated delivery dates specified in Addendum Paragraph 1. Such efforts shall include evicting the existing tenants if the existing tenants remain in a holdover of their respective leases. If Landlord is unsuccessful in delivering the applicable Premises to Tenant within the aforesaid one hundred twenty (120) days, Landlord shall have an additional sixty
(60) days to deliver the applicable Premises to Tenant provided that during said sixty (60) day period Landlord shall pay to Tenant, to the extent Landlord receives holdover rent from any such tenant, fifty percent (50%) of said holdover rent, after deducting all of Landlord's legal expenses incurred in connection with eviction proceedings (the "Net Holdover Rent"). If Landlord shall not have delivered possession of the applicable Premises within said sixty
(60) days, Tenant may, at Tenant's option, by notice in writing to Landlord within thirty (30) days after the

                                     Add-1
expiration of the sixty (60) day period but prior to delivery of possession of the applicable Premises by Landlord to Tenant, terminate the Lease with respect to that portion of the Premises not so delivered to Tenant. If Tenant terminates the Lease as provided for in the preceding sentence, the parties shall be discharged from all obligations under the Lease with respect to that portion of the Premises not so delivered to Tenant; and provided further that if such written notice by Tenant is not received by Landlord within said thirty (30) day period, Tenant shall not have the right to terminate the Lease with respect to that portion of the Premises, and Landlord shall continue to pay Tenant the Net Holdover Rent until such time as Landlord delivers the applicable Premises to Tenant.

          (b) If Landlord is unable to deliver possession of the applicable Premises to Tenant on the delivery date specified in Addendum Paragraph 1, due to a "Force Majeure Event", the respective delivery date shall be extended by the period of the delay caused by the Force Majeure Event. A Force Majeure Event shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of Landlord. The provisions of Section 9.1 of the Lease regarding Landlord or Tenant's options to terminate the Lease shall apply to a Force Majeure Event.

          (c) Tenant acknowledges that the tenant who currently leases Premises D has an option to renew its lease and accordingly Tenant's right to lease Premises D is contingent on the existing tenant not exercising its option to renew. In the event the existing tenant of Premises D exercises its option to renew, Tenant shall no longer have the right to lease Premises D, and Landlord shall have no obligation to lease Premises D to Tenant.

     3.   OPERATING EXPENSES AND REAL ESTATE TAXES.  Notwithstanding anything to
          ----------------------------------------
the contrary in the definition of "Real Estate Taxes and Operating Expenses," Real Estate Taxes and Operating Expenses shall not include the following:

          (a) Costs of repairs, restoration, replacements or other work occasioned by (1) fire, windstorm or other casualty of an insurable nature (whether such destruction be total or partial) to the extent that Landlord is reimbursed by insurance, (2) the gross negligence or intentional tort of Landlord, or any subsidiary or affiliate of Landlord, or (3) the act of any other tenant in the Building, or any other tenant's agents, employees, licensees or invitees to the extent Landlord has the right to recover the applicable cost from such person;

          (b) Leasing commissions, attorneys' fees, costs, disbursements and other expenses incurred in connection with negotiations for leases with tenants, other occupants, or prospective tenants or other occupants of the Building, or similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants;

          (c) Allowances, concessions and other costs and expenses incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants (including Tenant), prospective tenants or other occupants and prospective occupants of the Building, or vacant, leasable space in the Building;

          (d)  Costs specifically billed to and paid by specific tenants;

          (e) Payments of principal and interest or other finance charges made on any debt and rental payments made under any ground or underlying lease or leases;

                                     Add-2

          (f) Costs incurred in connection with the sales, financing, refinancing, mortgaging, selling or change of ownership of the Building, including brokerage commissions, attorneys' and accountants' fees, closing costs, title insurance premiums, transfer taxes as a result of such action, interest charges;

          (g) Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payment of taxes, utility bills and other costs incurred by Landlord's failure to make such payments when due;

          (h) Costs incurred by Landlord for trustee's fees, partnership organizational expenses and accounting fees except accounting fees relating solely to the ownership and operation of the Building;

          (i) Depreciation and capital improvement costs, including rental of same, with respect to the Building, the Project or any equipment, machinery, fixtures or improvements therein, except for the cost of improvements or equipment which are capital in nature and which are installed for the purpose of either (1) reducing Operating Expenses, or (2) of complying with any laws, ordinances, rules and regulations first taking effect after the Premises A Commencement Date (and all such permitted capital costs shall be amortized on a straight-line basis over the useful life of the capital investment items, such useful life being determined in accordance with real estate industry standards, with only the annual amortized portion being included in Operating Expenses for any Comparison
     Year);

          (j) Landlord's general corporate overhead and general and administrative expenses;

          (k)  Landlord's net income and franchise taxes;

          (l) All amounts which would otherwise be included in operating expenses which are paid to any affiliate or subsidiaries of Landlord, or any representative, employee or agent of the same, to the extent the costs of such services exceed the competitive rates for similar services of comparable quality rendered by persons or entities of similar skill, competence and experience;

          (m) Costs or expenses of utilities directly metered to tenants of the Building and payable separately by such tenants;

          (n) Increased insurance premiums caused by Landlord's or any other tenant's hazardous acts;

          (o) Advertising and promotional costs associated with the leasing of the Building;

          (p) Costs incurred to correct violations by Landlord of any law, rule, order or regulation which was in effect as of the Premises A Commencement Date;

          (q) Costs incurred for any items to the extent of Landlord's recovery under a manufacturer's, materialman's, vendor's or contractor's warranty;

          (r) Compensation paid to officers of Landlord or officers of the management agent who are not involved in the operation, management, maintenance or repair of the Building; and

          (s)  Management fees in excess of 4% of gross revenues collected.

                                     Add-3

     4.   RIGHT TO AUDIT.  Section 4.2(f) of the Lease is hereby modified by
          --------------
adding the following at the end of such Section 4.2(f): "If Tenant disputes the amount of actual Operating Expenses set forth in Landlord's statement (the "Statement"), Tenant shall have the right, at Tenant's expense, not later than ninety (90) days following receipt of such Statement, to inspect Landlord's books and records which directly relate to the Operating Expenses for the calendar year which is the subject of the Statement. The audit shall take place at the offices of Landlord where its books and records are located at a mutually convenient time during Landlord's regular business hours provided, however, that Tenant's right to audit shall be limited to the ninety (90) day period following the date that Landlord gives Tenant such Statement. If Tenant disputes Landlord's calculations or determination (Tenant's notice must be given within ten (10) days after the ninety (90) day period referred to herein), such dispute shall be resolved by a public accounting firm reasonably acceptable to each party. If such audit determines that an error has been made in Landlord's determination and calculation which results in Tenant having paid an amount in excess of the actual Operating Expenses by ten percent (10%) or more, Landlord shall pay for the fees and expenses of such firm, otherwise, Tenant shall pay for such fees and expenses. Upon final resolution of the matter, Tenant shall pay any shortfall to Landlord within thirty (30) days after the audit, or in the alternative, if the audit determined that Tenant made an overpayment to Landlord on account of Operating Expenses, Landlord shall reimburse Tenant for such overpayment within thirty (30) days after the audit."

     5.   OPERATING EXPENSES. Section 4.2 of the Lease is hereby modified by
          ------------------
adding the following new subsection (h) therein:

          "(h) Notwithstanding anything to the contrary in this Section 4.2, Tenant shall not be obligated to pay to Landlord its share of increases in Operating Expenses to the extent that such increases exceed six percent (6%) of the previous calendar year's Operating Expenses provided, however, that there shall be no limitation on the payment by Tenant of increases in Operating Expenses that cannot be controlled by Landlord (e.g., utility costs, insurance
                                                ----
costs, real property tax increases and any other costs that are beyond Landlord's reasonable control)."

     6.   BASE RENT INCREASE.  Section 4.3 of the Lease is hereby deleted in its
          -------------------
entirety and the following Section 4.3 is substituted in its place: "The Base Rent set forth in Section 1.8 hereinabove shall be increased by two percent (2%) per annum on each anniversary of the Commencement Date for Premises A, B, C and D, respectively, (unless the applicable Commencement Date is other than the first day of a month, in which event the Base Rent shall be adjusted annually on the first day of the calendar month following the applicable Commencement Date) during the Term of the Lease as follows:

     PREMISES A (46,386 RENTABLE SQUARE FEET):
     -----------------------------------------

     Lease Period        Annual Base Rent  Monthly Base Rent

    1/1/97-12/31/97       $811,755.00        $ 67,646.25
    1/1/98-12/31/98       $827,990.16        $ 68,999.18
    1/1/99-12/31/99       $844,549.92        $ 70,379.16
    1/1/00-12/31/00       $861,440.88        $ 71,786.74
    1/1/01-12/31/01       $878,669.64        $ 73,222.47
    1/1/02-12/31/02       $896,243.04        $ 74,686.92
    1/1/03-12/31/03       $914,167.92        $ 76,180.66
    1/1/04-12/31-04       $932,451.24        $ 77,704.27
    1/1/05-12/31/05       $951,100.32        $ 79,258.36
    1/1/06-12/31/06       $970,122.36        $ 80,843.53

                                     Add-4

 PREMISES B (11,081 RENTABLE SQUARE FEET):
 -----------------------------------------

 Lease Period in Months  Annual Base Rent  Monthly Base Rent

      1-12                 $193,917.48        $ 16,159.79
      13-24                $197,795.88        $ 16,482.99
      25-36                $201,751.80        $ 16,812.65
      37-48                $205,786.80        $ 17,148.90
      49-60                $209,902.56        $ 17,491.88
      61-72                $214,100.64        $ 17,841.72
      73-84                $218,382.60        $ 18,198.55
      85-96                $222,750.24        $ 18,562.52
     97-108                $227,205.24        $ 18,933.77
 109-End of Term           $231,749.40        $ 19,312.45

 PREMISES C (16,527 RENTABLE SQUARE FEET):
 -----------------------------------------

 Lease Period in Months  Annual Base Rent  Monthly Base Rent

      1-12                 $289,222.56        $ 24,101.88
      13-24                $295,007.04        $ 24,583.92
      25-36                $300,907.20        $ 25,075.60
      37-48                $306,925.32        $ 25,577.11
      49-60                $313,063.80        $ 26,088.65
      61-72                $319,325.04        $ 26,610.42
      73-84                $325,711.56        $ 27,142.63
      85-96                $332,225.76        $ 27,685.48
     97-108                $338,870.28        $ 28,239.19
 109-End of Term           $345,647.64        $ 28,803.97

 PREMISES D (11,838 RENTABLE SQUARE FEET):
 -----------------------------------------

 Lease Period in Months  Annual Base Rent  Monthly Base Rent

      1-12                 $207,165.00        $ 17,263.75
      13-24                $211,308.36        $ 17,609.03
      25-36                $215,534.52        $ 17,961.21
      37-48                $219,845.16        $ 18,320.43
      49-60                $224,242.08        $ 18,686.84
      61-72                $228,726.96        $ 19,060.58
      73-84                $233,301.48        $ 19,441.79
      85-96                $237,967.56        $ 19,830.63
     97-108                $242,726.88        $ 20,227.24
 109-End of Term           $247,581.36        $ 20,631.78"

     7.   SECURITY DEPOSIT. Section 5 of the Lease is hereby amended by adding
          ----------------
the following at the end of Section 5:

     "(a) The security deposit shall be in the form of cash or, at Tenant's option, an irrevocable letter of credit (the "Security Deposit L/C"). If the security deposit is in the form of letter of credit, the Security Deposit L/C shall be delivered to Landlord at Tenant's sole cost and expense. The Security Deposit L/C shall be issued by and drawn on a bank reasonably acceptable to Landlord, in Landlord's sole discretion, and shall name Landlord as Beneficiary. If the maturity date of the Security Deposit L/C is prior to the end of the Term of the Lease, Tenant shall renew the Security Deposit L/C as often as is necessary with the same bank or financial institution (or a similar bank or financial institution reasonably acceptable to Landlord) and upon the same terms and conditions, not less than thirty (30) days prior to the purported expiration date of the Security Deposit L/C. In the event that Tenant fails to timely renew the Security Deposit L/C as aforesaid, Landlord shall be entitled to draw against the entire amount of the Security Deposit L/C. The Security Deposit L/C shall be assignable by Landlord

                                     Add-5
and upon such assignment to any party assuming in writing the lessor interest in this Lease, Landlord shall be relieved from all liability to Tenant therefor.

     "(b) Upon the occurrence of any default by Tenant in the payment of Base Rent (and the expiration of any applicable notice or cure periods) or upon the occurrence of the events described in Section 13.1 of the Lease (and following any applicable notice or cure periods) or in the event that Landlord terminates this Lease in accordance with the terms hereof following a default by Tenant, Landlord shall have the right to draw the entire amount of the Security Deposit L/C. In the event that Tenant defaults (after the expiration of any applicable notice or cure periods) in making any money payment required to be made by Tenant under the terms of this Lease other than the payment of Base Rent, then Landlord shall be entitled to draw upon so much of the Security Deposit L/C as equals the defaulted payment(s), plus any interest or other charges due thereon in accordance with this Lease, plus an additional ten percent (10%) of such total. If Landlord elects to make a partial draw upon the Security Deposit L/C, Tenant shall promptly restore the Security Deposit L/C to its original amount. Landlord's election to make a partial draw upon the Security Deposit L/C shall in no event prejudice or waive Landlord's right to terminate this Lease if permitted under applicable provisions of this Lease, nor shall such election prejudice or waive any other remedy of Landlord reserved under the terms of this Lease, including the right to draw the entire amount of the Security Deposit L/C, if applicable. The Security Deposit L/C shall be available for payment against the presentation of a sight draft by the Landlord (with simultaneous notice to Tenant) together with a certificate from Landlord that Tenant is in default of its obligations hereunder beyond expiration of any applicable notice and cure periods and that Landlord is entitled, by the terms of this Lease, to draw upon the Security Deposit L/C. The proceeds of the Security Deposit L/C, if drawn by Landlord pursuant to the terms hereof, shall be held by Landlord and applied to reduce any amount owed by Tenant to Landlord. Interest shall be payable in accordance with Section 5 of the Lease for any Security Deposit L/C proceeds held on account.

     "(c) In the event that (1) Landlord draws the full amount of the Security Deposit L/C as a result of a default by Tenant, (2) this Lease is not terminated by Landlord as a result of such default, (3) such default is fully cured by Tenant, and (4) there is no outstanding uncured default by Tenant, then the balance of the sums drawn (after the payment of any sums related to the curing of any defaults) shall be applied first to obtain a replacement letter of credit as security for Tenant's performance hereunder, and the remaining balance, if any, will be refunded to Tenant. Upon the termination of this Lease and the payment in full to Landlord of all damages, costs and expenses to which Landlord is entitled, the balance of any funds drawn from the Security Deposit L/C after satisfying such obligations in full shall be refunded to Tenant.

     "(d) To the extent that the Security Deposit L/C is either lost or the issuing bank will not honor the Security Deposit L/C, Tenet personally guarantees the proceeds of the Security Deposit L/C and will immediately remit to Landlord the amount of the Security Deposit in cash to be held in accordance with this Section 5 of the Lease."

     8.   CONDITION OF PREMISES.  Section 6.3 of the Lease is hereby amended by
          ---------------------
adding the following to the end of Section 6.3:

     "Landlord warrants to Tenant that, to the best of Landlord's knowledge, the Building, in the state existing on the date this Lease is executed by Landlord and Tenant, but without regard to alterations or improvements to be made by Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date (collectively, "Law(s)"). To the extent that the Landlord receives any notice from a governmental entity that the Building is not in compliance with the Americans with Disabilities Act ("ADA") or any other Law and the Landlord is obligated pursuant to a final determination to undertake action in order to comply with ADA or any other Law, then in such event Landlord agrees to undertake such

                                     Add-6
remedial action at Landlord's sole cost and expense. To the extent that such notice requires action with regard to Tenant's particular use of the Premises, Tenant shall be obligated to undertake such action at Tenant's sole cost and expense."

     9.   ALTERATIONS AND ADDITIONS.  Section 7.3(a) of the Lease is hereby
          -------------------------
modified by inserting the following at the end of such Section 7.3(a):
"Notwithstanding anything to the contrary in Section 7.3(a), Tenant shall have the right to make cosmetic, non-structural Alterations to the Premises without obtaining Landlord's prior written consent, provided that Tenant provides Landlord with prior written notice of its intention to make such Alterations together with the plans and specifications for the same. To the extent Landlord's consent is required pursuant to subsection (a) herein, Landlord agrees to notify Tenant concurrently with Landlord's decision concerning such Alteration whether Landlord will require Tenant to remove such Alteration at the of the Term. For purposes of the Lease, it shall be deemed reasonable for Landlord to require Tenant to perform Alterations during non-business hours if such Alterations will create unreasonable noise, noxious fumes or otherwise interfere with the quiet enjoyment of the other tenants in the Building."

     10.  UTILITIES.
          ---------

          a.   Notwithstanding anything to the contrary contained in subsection
11.3 of the Lease, payments by Tenant to Landlord for after hours HVAC shall be equal to Landlord's actual out-of-pocket costs plus a ten percent (10%) administrative fee.

          b. Notwithstanding anything contained in Section 11 to the contrary, if any interruption of utilities or services shall continue for more than three
(3) consecutive business days and shall render all or any portion of the Premises unusable for the normal conduct of Tenant's business, and if Tenant does not in fact use or occupy such portion of the Premises, then all Base Rent and additional rent payable hereunder with respect to such portion of the Premises which Tenant does not occupy shall be abated from and after such third
(3rd) business day until full use of such portion of the Premises is restored to Tenant.

     11.  ASSIGNMENT AND SUBLETTING.  Notwithstanding anything to the contrary
          -------------------------
contained in Section 12 of the Lease, Tenant shall have the right, without Landlord's consent, upon thirty (30) days advance written notice to Landlord, to assign this Lease or sublet the whole or any part of the Premises to any entity which is owned by Tenant or which owns Tenant; provided, that such assignment or sublease is subject to the satisfaction of the following conditions:

          (a)  Tenant shall remain fully liable under the terms of the Lease;

          (b) In addition to the requirements of this Addendum section, any such assignment or sublease shall be subject to all of the terms, covenants and conditions of the Lease;

          (c)  Landlord shall not be liable to any subtenant;

          (d) The assignment or sublease will not cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party;

          (e) The use of the Premises by the assignee or subtenant must be identical to the Tenant's use of the Premises;

          (f) Prior to the date an assignment or sublease will take effect, the assignee or subtenant and Tenant shall enter into Landlord's standard consent to sublease agreement, attached hereto as Exhibit E or consent to assignment agreement;

          (g) Prior to the date an assignment or sublease will take effect, any guarantor of Tenant's obligations under the Lease shall give its written consent to the assignment or sublease and shall acknowledge that the guaranty shall remain in full force and effect following the assignment or subletting; and

                                     Add-7

          (h) Prior to the date an assignment or sublease will take effect, Tenant shall pay the reasonable costs and expenses (including legal fees) incurred by Landlord in confirming that the assignment or sublease meets the requirements of this Addendum section and in preparing any consent to sublease agreement or consent to assignment agreement.

     12.  PARKING.
          -------

          a. Section 16.1 of the Lease is hereby modified by adding the following to the end of Section 16.1: "If Tenant, Tenant's invitees and/or agents should utilize more than 3.4 spaces per 1,000 square feet of space in the Premises ("Parking Allotment"), and such over usage continues for more than five
(5) days after notice thereof from Landlord to Tenant, Landlord shall have the right, in addition to such other rights and remedies that it may have, to institute a parking plan, including but not limited to, any or all of following actions, at Tenant's sole expense, in order to ensure that the Parking Allotment is adhered to by Tenant:

               (i) segregate Tenant's parking spaces, i.e., assign tandem parking spaces or special areas for Tenant's parking);

               (ii) to implement a parking sticker program; and/or

               (iii) to provide Tenant with off-site parking and shuttle service to the Building.

          b. In addition to the foregoing, Tenant hereby agrees that Landlord upon Landlord's good faith determination that a problem exists, shall have the right from time to time, at Tenant's expense, to monitor the parking of Tenant's vehicles to determine if Tenant is utilizing in excess of the Parking Allotment. Tenant shall be responsible for all costs associated with the evaluation, implementation and monitoring of the parking, including, but not limited to, any fees paid to consultants. Any expenses incurred pursuant to this Paragraph 12 shall be deemed "rent" under the Lease and shall be due within thirty (30) days after Landlord delivers to Tenant a statement of the amount(s) incurred as a result of maintaining the Parking Allotment.

     13.  INDEMNITY BY LANDLORD.  Notwithstanding the provisions of Sections 20
          ---------------------
and 21 of the Lease to the contrary, Tenant shall not be required to indemnify and hold Landlord harmless from any loss, cost, liability, damage or expense (collectively "Claims"), to any person, property or entity resulting from the negligence or willful misconduct of Landlord or its agents or employees, in connection with Landlord's obligations under the Lease, and Landlord hereby indemnifies and saves Tenant harmless from any such Claims. Tenant's agreement to indemnify and hold Landlord harmless set forth above are not intended to, and shall not relieve any insurance carrier of its obligations under policies required to be carried by Landlord or Tenant pursuant to the provisions of the Lease to the extent that such policies cover the results of such acts or conduct.

     14.  TENANT IMPROVEMENTS.  Section 24 of the Lease is hereby deleted in its
          -------------------
entirety and the following Section 24 is hereby substituted in lieu thereof:
"Tenant shall construct the tenant improvements ("Improvements") for Premises A, Premises B, Premises C and Premises D in accordance with the Work Letter Agreement attached hereto as Schedule 1. Landlord hereby grants to Tenant an
                             ----------
allowance for the Improvements (the "Improvement Allowance") of Eighteen and 60/100 Dollars per square foot of space in the Premises. The Improvement Allowance shall only be used for the items specified in the Cost Breakdown as defined in the Work Letter Agreement. The Improvement Allowance for Premises A may only be used to construct Improvements to Premises A; the Improvement Allowance for Premises B may only be used to construct Improvements to Premises B; the Improvement Allowance for Premises C may only be used to construct Improvements to Premises C and the Improvement Allowance for Premises D may only be used to construct Improvements to Premises D. In addition thereto, if Tenant does not fully draw down the

                                     Add-8

Improvement Allowance for a particular space within one hundred twenty (120) days of the date that particular Premises is delivered to Tenant, then any unused portion of that particular Improvement Allowance shall not be paid or refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease. Notwithstanding the foregoing, if Tenant has not fully drawn down the Improvement Allowance for a particular space within the aforesaid one hundred twenty (120) day period, but Tenant is diligently pursuing completion of the Tenant Improvements, Landlord shall grant Tenant such additional time as is reasonable to complete the Improvements.

     15.  EXPANSION SPACE OPTION.
          ----------------------

          (a) Subject to the provisions of Section 26 of the Lease, and provided that Tenant is not in default at the time of Tenant's exercise of the Option, Tenant shall have the one-time Option to expand into 19,514 rentable square feet of space on the second (2nd) floor of the Building and currently known as Suite 200 (the "Expansion Space"), as shown on Exhibit A-2 attached hereto. Tenant shall provide to Landlord on a date that is between September 1, 1998 and November 1, 1998, written notice of Tenant's exercise of the Option to expand into the Expansion Space, time being of the essence. Such notice shall be given in accordance with Section 40 of the Lease. If notification of the exercise of this Option is not so given and received, the Expansion Space Option granted herein shall automatically expire, and Tenant shall have no further Option to expand into the Expansion Space. Landlord shall notify Tenant within thirty (30) days following Tenant's exercise of the Option when Landlord anticipates delivering the Expansion Space to Tenant. Landlord agrees to use best efforts to deliver the Expansion Space to Tenant no later than December 31, 1999. Such efforts shall include evicting the existing tenant if the existing tenant remains in a holdover of its lease. If Landlord is unsuccessful in delivering the Expansion Space to Tenant by December 31, 1999, Landlord shall have an additional sixty (60) days to deliver the Expansion Space to Tenant provided that during said sixty (60) day period Landlord shall pay to Tenant, to the extent Landlord receives holdover rent from the existing tenant, fifty percent (50%) of the Net Holdover Rent (as defined in Paragraph 2 of the Addendum). If Landlord shall not have delivered possession of the Expansion Space within said sixty (60) days, Tenant may, at Tenant's option, by notice in writing to Landlord within thirty (30) days after the expiration of the sixty
(60) day period but prior to delivery of the Expansion Space by Landlord to Tenant, rescind its option to lease the Expansion Space. If Tenant rescinds its option as provided for in the preceding sentence, the parties shall be discharged from all obligations under the Lease with respect to the Expansion Space.

          (b) If Tenant leases the Expansion Space, the commencement date of the Lease with respect to the Expansion Space shall be the earlier to occur of:
(i) the date the tenant improvements for the Expansion Space are completed, or
(ii) ninety (90) days after the date Landlord delivers the Expansion Space to Tenant. The Base Rent payable for the Expansion Space shall be at the same Base Rent rate in effect for Premises A at the beginning of the Term with respect to the Expansion Space and shall be increased by two percent (2%) per annum on each anniversary date of the Commencement Date of the Lease applicable to the Expansion Space. The Improvement Allowance applicable to the Expansion Space shall be equal to One and 86/100 Dollars ($1.86) per square foot of space in the Expansion Space per year for the number of years remaining in the Term. (For example, if the Expansion Space is taken with six (6) years remaining in the Term x $1.86 per year = an Improvement Allowance of $11.16 per square foot attributable to the Expansion Space.) Tenant shall construct the Improvements for the Expansion Space in accordance with the terms and conditions of Schedule
                                                                       --------
1 attached hereto.  All other terms and conditions of the Lease shall remain the
-
same.

     16.  40 WEST GUDE DRIVE SPACE OPTION.  Subject to the provisions of Section
          -------------------------------
26 of the Lease, and provided that Tenant is not in default at the time of Tenant's

                                     Add-9
exercise of the Option, Tenant shall have the one-time Option to expand into 10,914 rentable square feet of space on the first (1st) floor of the building located at 40 West Gude Drive, Rockville, Maryland and currently known as Suite 130 (the "40 West Gude Space"). Tenant shall provide to Landlord on a date that is between January 1, 1998 and April 1, 1998, written notice of Tenant's exercise of the Option to expand into the 40 West Gude Space, time being of the essence. Such notice shall be given in accordance with Section 40 of the Lease. If notification of the exercise of this Option is not so given and received, the 40 West Gude Space Option granted herein shall automatically expire, and Tenant shall have no further Option to expand into the 40 West Gude Space. Landlord shall notify Tenant within thirty (30) days following Tenant's exercise of the Option when Landlord anticipates delivering the 40 West Gude Space to Tenant. Landlord agrees to use best efforts to deliver the 40 West Gude Space to Tenant no later than December 31, 1998. Such efforts shall include evicting the existing tenant if the existing tenant remains in a holdover of its lease. If Landlord is unsuccessful in delivering the 40 West Gude Space to Tenant by December 31, 1998, Landlord shall have an additional sixty (60) days to deliver the 40 West Gude Space to Tenant provided that during said sixty (60) day period Landlord shall pay to Tenant, to the extent Landlord receives holdover rent from the existing tenant, fifty percent (50%) of the Net Holdover Rent (as defined in Paragraph 2 of the Addendum). If Landlord shall not have delivered possession of the 40 West Gude Space within said sixty (60) days, Tenant may, at Tenant's option, by notice in writing to Landlord within thirty (30) days after the expiration of the sixty (60) day period but prior to delivery of the 40 West Gude Space by Landlord to Tenant, rescind its option to lease the 40 West Gude Space. If Tenant rescinds its option as provided for in the preceding sentence, the parties shall be discharged from all obligations under the Lease with respect to the 40 West Gude Space. The Base Rent payable for the 40 West Gude Space shall be the Fair Market Rent, as defined below, for the 40 West Gude Space at the time of the estimated commencement date of the Lease with respect to the 40 West Gude Space. If the parties cannot agree upon the Fair Market Rental of the 40 West Gude Space, then the provisions of Paragraph 18(b) of the Addendum shall apply. The term of the Lease applicable to the 40 West Gude Space shall be, at Tenant's option: (i) five (5) years or (ii) coterminous with the term of the existing Lease.

     17.  RIGHT OF FIRST OFFER.  Subject to the provisions of Section 26 of this
          --------------------
Lease, and provided that Tenant is not in default hereunder at the time of Tenant's exercise of the Option, and subject to all other options held by existing tenants of the Project (as defined in Section 2.1 of the Lease), Tenant shall have a one time right of first offer on any space that becomes available in the Project (the "Option Space"). Prior to leasing the Option Space, Landlord shall give Tenant written notice of its intent to lease the Option Space. Tenant may exercise such right only as to all of the Option Space described in the Landlord's notice, and not to merely a part of such Option Space. Tenant shall have ten (10) business days in which to provide Landlord with written notice of its election to exercise such right. The Base Rent payable for the Option Space shall be at the current rental rate for Premises A at the beginning of the Term applicable to the Option Space and shall be increased by two percent (2%) per annum on each anniversary date of the Commencement Date of the Lease applicable to the Option Space. If Tenant does not give Landlord written notice of its election to lease such Option Space or terms and conditions are not agreed upon within the ten (10) business day period, Landlord shall thereafter be free to lease such Option Space to a third party on any terms and conditions that Landlord shall select, with no further obligation to Tenant. In the event that Landlord offers any space to Tenant pursuant to this right of first offer, and Tenant elects not to lease the space, the space so offered shall no longer be subject to this right of first offer, and thereafter Landlord shall not be obligated to offer said space to Tenant.

                                    Add-10

     18.  OPTION TO RENEW.
          ----------------

          (a) Subject to the provisions of Section 26 of the Lease, and provided that Tenant is not in default at the time of Tenant's exercise of the Option or at the commencement of the extended term, Tenant shall have two (2) five (5) year Options to renew this Lease. Tenant shall provide to Landlord on a date which is prior to the date that each option period would commence (if exercised) by at least two hundred seventy (270) days and not more than three hundred sixty days (360) days, a written notice of the exercise of the option to extend the Lease for the additional Option term, time being of the essence. Such notice shall be given in accordance with Section 40 of the Lease. If notification of the exercise of either Option is not so given and received, all Options granted hereunder shall automatically expire. Base Rent applicable to the Premises for each Option term shall be equal to the "Fair Market Rental" as hereinafter defined. All other terms and conditions of the Lease shall remain the same.

          (b) If Tenant exercises an Option, Landlord shall then propose the Fair Market Rental by using its good faith judgment. Landlord shall provide Tenant with written notice of such amount within fifteen (15) days after Tenant exercises an Option. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the new base rent within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected and Landlord and Tenant shall attempt to agree upon such Fair Market Rental, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date") then the parties shall each within ten (10) days following the Outside Agreement Date appoint a real estate broker who shall be licensed in the State of Maryland and who specializes in the field of commercial office space leasing in the Rockville, Maryland market, has at least five (5) years of experience and is recognized within the field as being reputable and ethical. If one party does not timely appoint a broker, then the broker appointed by the other party shall promptly appoint a broker for such party. Such two individuals shall each determine within ten (10) days after their appointment such base rent. If such individuals do not agree on base rent, then the two individuals shall, within five (5) days, render separate written reports of their determinations and together appoint a third similarly qualified individual having the qualifications described above. If the two brokers are unable to agree upon a third broker, the third broker shall be appointed by the President of the District of Columbia Board of Realtors. In the event the District of Columbia Board of Realtors is no longer in existence, the third broker shall be appointed by the President of its successor organization. If no successor organization is in existence, the third broker shall be appointed by the Chief Judge of the Circuit Court of Montgomery County, Maryland. The third individual shall within ten (10) days after his or her appointment make a determination of such base rent. The third individual shall determine which of the determinations of the first two individuals is closest to his own and the determination that is closest shall be final and binding upon the parties, and such determination may be enforced in any court of competent jurisdiction. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the base rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating the rent so determined.

          (c) The term "Fair Market Rental" shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar office building would accept at arm's length for similar space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, without limitation, operating expense, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount); (iii) rent abatement

                                    Add-11
provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; and (vi) other generally applicable terms and conditions of tenancy for similar space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance. The Fair Market Rental may also designate periodic rental increases, a new Base Year and similar economic adjustments. The Fair Market Rental shall be the Fair Market Rental in effect as of the beginning of the Option period, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Fair Market Rental as of the beginning of the Option period.

     19.  TENANT'S OPTION TO TERMINATE.  Subject to the provisions of Section 26
          ----------------------------
of the Lease, and provided that Tenant is not in default at the time of Tenant's exercise of the Option, Tenant shall have one (1) option to terminate this Lease. The termination date shall be January 1, 2004 (the "Termination Date"). Tenant shall provide to Landlord on or before January 1, 2003 (the "Notice Date") written notice of the exercise of the Option to terminate this Lease, time being of the essence. Such notice shall be given in accordance with Section 40 of the Lease. If notification of the exercise of this Option is not so given and received, the Option granted hereunder shall automatically expire. As a condition to the effectiveness of this Option, Tenant shall pay to Landlord on the Notice Date an amount equal to: (i) one hundred percent (100%) of all unamortized out-of-pocket costs and expenses incurred by Landlord in connection with the Lease, including, but not limited to, brokerage fees, legal fees, unamortized tenant improvement and architectural costs, as detailed by Landlord in a written statement, plus (ii) Two Million Eight Hundred Thousand and 00/100 Dollars ($2,800,000.00) (items (i) and (ii) are, collectively, the "Termination Payment"). The Termination Payment is in addition to payment by the Tenant of all other amounts payable by Tenant to Landlord pursuant to the Lease prior to the Termination Date.

     20.  SIGNS.  Section 46 of the Lease is hereby amended by adding the
          -----
following at the end of Section 46: "Provided Tenant occupies at least 46,386 square feet of space in the Building, Tenant shall have the exclusive right to install signage on the exterior facade of the Building, excluding soffits, depicting Tenant's logo and logotype, the size, color, location and installation of which are subject to Landlord's prior written approval (but subject to compliance with all applicable codes). Tenant shall be responsible for obtaining all applicable governmental approvals and permits."

     21.  STORAGE SPACE LEASE.  Subject to and upon the terms set forth in this
          -------------------
Paragraph 21, Landlord leases approximately Three Thousand Eight Hundred Sixty-Four (3,864) square feet on the lower level in the Building more particularly set forth on Exhibit A-1 attached hereto ("Premises E") to Tenant, and Tenant
             -----------
leases Premises E from Landlord.

          (a) Landlord shall deliver Premises E to Tenant in its as-is condition existing on the date this Lease is fully executed by Landlord and Tenant and Landlord shall have no obligation to construct improvements to Premises E, provided, however, if local zoning/building codes require a bathroom to be installed, said installation shall be paid by Tenant, and shall be constructed in accordance with Section 7 of the Lease.

          (b) Tenant's lease of Premises E shall be coterminous with the Term of the Lease for the Premises. During the initial term of the Lease, and subject to adjustment as hereinafter provided, Tenant shall pay Base Rent equal to Eleven Dollars and 95/100 ($11.95) per rentable square foot ("Storage Base Rent") without offset of deduction on the first day of each calendar month. Tenant shall commence payment of the Storage Base Rent on April 1, 1997, and during the Term hereof, Storage Base Rent shall be increased two percent (2%) on each January 1 thereafter, as follows:

                                    Add-12

     PREMISES E (3,864 RENTABLE SQUARE FEET):
     ----------------------------------------
     Lease Period        Annual Base Rent    Monthly Base Rent
    4/1/97-12/31/97         $46,174.80           $3,847.90
    1/1/98-12/31/98         $47,098.32           $3,924.86
    1/1/99-12/31/99         $48,040.32           $4,003.36
    1/1/00-12/31/00         $49,001.16           $4,083.43
    1/1/01-12/31/01         $49,981.20           $4,165.10
    1/1/02-12/31/02         $50,980.80           $4,248.40
    1/1/03-12/31/03         $52,000.44           $4,333.37
    1/1/04-12/31-04         $53,044.44           $4,420.37
    1/1/05-12/31/05         $54,105.36           $4,508.78
    1/1/06-12/31/06         $55,187.52           $4,598.96

          (c) Commencing April 1, 1998, Tenant shall pay Tenant's Share of increases in Operating Expenses for Premises E in the manner provided in Section
4.2 of this Lease, including, but not limited to, the provision that the Base Year Operating Expenses shall include an expense component for electricity of One and 65/100 Dollars ($1.65) per square foot and that any increases in electricity over the $1.65 per square foot component in any Comparison Year shall be paid by Tenant regardless of the total amount of increases in Operating Expenses over the Base Year.

          (d) Tenant shall use Premises E for a storage room, a computer room, a mail room, a reprographics room and related back office use.

          (e) Except as otherwise provided in this Paragraph 21, the terms and conditions of this lease of Premises E shall be as set forth in this Lease with respect to the Premises.

                                    Add-13

                                   EXHIBIT A

                   [FLOORING DEPICTING 5TH FLOOR REFERENCE]
                      [30 WEST GUDE DRIVE, ROCKVILLE MD]

                                  EXHIBIT A

                   [FLOORING DEPICTING 4TH FLOOR REFERENCE]
                         [30 WEST DRIVE, ROCKVILLE MD]

                                  EXHIBIT A

                   [FLOORING DEPICTING 3RD FLOOR REFERENCE]
                      [30 WEST GUDE DRIVE, ROCKVILLE MD]

                                  EXHIBIT A

                   [FLOORING DEPICTING 1ST FLOOR REFERENCE]
                      [30 WEST GUDE DRIVE, ROCKVILLE MD]

                                  EXHIBIT A-1

                             PREMISES E FLOOR PLAN

                               [TO BE INSERTED]

                                     A1-1

                                  EXHIBIT A-1

                  [FLOORING DEPICTING LOWER LEVEL REFERENCE]
                      [30 WEST GUDE DRIVE, ROCKVILLE MD]

                                  EXHIBIT A-2


                          EXPANSION SPACE FLOOR PLAN

                               [TO BE INSERTED]

                                     A2-1

                                  EXHIBIT A-2

                   [FLOORING DEPICTING 2ND FLOOR REFERENCE]
                      [30 WEST GUDE DRIVE, ROCKVILLE MD]

                                   EXHIBIT B

                              VERIFICATION LETTER

     AMISYS MANAGED CARE SYSTEMS, INC., a Delaware corporation,, ("Tenant") hereby certifies that it has entered into a lease with THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership, doing business in Maryland as The Realty Associates Fund III, Limited Partnership ("Landlord") and verifies the following information as of the _______ day of _______________, 19__:



     Number of Rentable Square Feet in Premises:  ____________________________

                              Commencement Date:  ____________________________

                         Lease Termination Date:  ____________________________

                                 Tenant's Share:  ____________________________

                              Initial Base Rent:  ____________________________

                     Billing Address for Tenant:  ____________________________

                                                  ____________________________

                                                  ____________________________

                                      Attention:  ____________________________


                               Telephone Number:  ____________________________

                           Federal Tax I.D. No.:  ____________________________


     Tenant acknowledges and agrees that all tenant improvements Landlord is obligated to make to the Premises, if any, have been completed, that Tenant has accepted possession of the Premises and that as of the date hereof, there exist no offsets or defenses to the obligations of Tenant under the Lease. Tenant acknowledges that it has inspected the Premises and found them suitable for Tenant's intended commercial purposes.




                                             TENANT

                                             AMISYS MANAGED CARE SYSTEMS, INC.

                                             By:________________________________

                                                ________________________________
                                                         (print name)
                                             Its:_______________________________
                                                         (print title)

ACKNOWLEDGED AND AGREED TO:

LANDLORD

THE REALTY ASSOCIATES FUND III, L.P., a
Delaware limited partnership, doing
business in Maryland as The Realty
Associates Fund III, Limited
Partnership

By:  Realty Associates Fund III GP
     Limited Partnership,   a Delaware
     limited partnership, Its General
     Partner

     By:  Realty Fund III GP, Inc., a
          Massachusetts corporation, Its
          General Partner

          By:   ____________________________

          Its:   ____________________________

                                   EXHIBIT C

                             RULES AND REGULATIONS

                                 GENERAL RULES

       Tenant shall faithfully observe and comply with the following Rules and Regulations.

1. Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Project except during the Project's normal hours of business as defined in Section 11.3 of the Lease. Tenant, its employees and agents must be sure that the doors to the Project are securely closed and locked when leaving the Premises if it is after the normal hours of business of the Project. Tenant, its employees, agents or any other persons entering or leaving the Project at any time when it is so locked, or any time when it is considered to be after normal business hours for the Project, may be required to sign the Project register. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment of any kind shall be brought into the Project without Landlord's prior authorization. All moving activity into or out of the Project shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Project and also the times and manner of moving the same in and out of the Project. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight, and Tenant shall be solely responsible for the cost of installing all supports. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Project, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Tenant shall not ask employees of Landlord to do anything outside their regular duties without special authorization from Landlord.

6. Tenant shall not disturb, solicit, or canvass any occupant of the Project and shall cooperate with Landlord and its agents to prevent the same. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Smoking shall not be permitted in the Common Areas.

7. The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

8. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

9. Tenant shall not use or keep in or on the Premises or the Project any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not bring into or keep within the Premises or the Project any animals, birds, bicycles or other vehicles.

10. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or to otherwise interfere in any way with the use of the Project by other tenants.

11. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for loading or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' Laboratory approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

12. Landlord shall have the right to approve where and how telephone wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster contained in the Premises or in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Project. Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

13. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

14. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Project's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

15. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

16. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

17. No awnings or other projection shall be attached to the outside walls or windows of the Project by Tenant. No curtains, blinds, shades or screens shall be attached to or hung in any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in the Premises must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord's regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises. The skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Project shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

18. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to in writing by Landlord. Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Project for the purpose of cleaning same. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant or any of its employees or other persons by the janitor of Landlord. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include cleaning of carpets or rugs, except normal vacuuming, or moving of furniture and other special services. Window cleaning shall be done only by Landlord at reasonable intervals and as Landlord deems necessary.

                                 PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles".

2. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Parking stickers or identification devices shall be the property of Landlord and shall be returned to Landlord by the holder thereof upon termination of the holder's parking privileges. Tenant will pay such replacement charges as is reasonably established by Landlord for the loss of such devices. Loss or theft of parking identification stickers or devices from automobiles must be reported to the parking operator immediately. Any parking identification stickers or devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution.

4. Landlord reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent off site locations(s), and to allocate them between compact and standard size and tandem spaces, as long as the same complies with applicable laws, ordinances and regulations.

5. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

6. Validation of visitor parking, if established, will be permissible only by such method or methods as Landlord may establish at rates determined by Landlord, in Landlord's sole discretion.

7. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

8. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements. Garage managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations. Landlord reserves the right to terminate parking rights for any person or entity that willfully refuses to comply with these rules and regulations.

9. Every driver is required to park his own car. Where there are tandem spaces, the first car shall pull all the way to the front of the space leaving room for a second car to park behind the first car. The driver parking behind the first car must leave his key with the parking attendant. Failure to do so shall subject the driver of the second car to a Fifty Dollar ($50.00) fine. Refusal of the driver to leave his key when parking in a tandem space shall be cause for termination of the right to park in the parking facilities. The parking operator, or his employees or agents, shall be authorized to move cars that are parked in tandem should it be necessary for the operation of the garage. Tenant agrees that all responsibility for damage to cars or the theft of or from cars is assumed by the driver, and further agrees that Tenant will hold Landlord harmless for any such damages or theft.

10. No vehicles shall be parked in the parking garage overnight. The parking garage shall only be used for daily parking and no vehicle or other property shall be stored in a parking space.



     Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                   EXHIBIT D

                            CLEANING SPECIFICATIONS

                                [TO BE INSERTED]

                                   Exhibit D

                                CLEANING SCHEDULE

NIGHTLY
(BETWEEN THE HOURS OF 7:00 P.M. AND 6:00 A.M., MONDAY THROUGH FRIDAY, LEGAL HOLIDAYS EXCEPTED).

1.   Clean lavatories as follows:
     (a) Sweep and wash floors, using an odorless disinfectant in wash water.
     (b) Wash and polish all mirrors, powder shelves, bright work, and enamel surfaces.
     (c) Thoroughly scour, wash and disinfect all basins, bowls, and urinals.
     (d) Wash and disinfect all toilet seats, both sides.
     (e) Wash all partitions tile walls, towel, paper, and sanitary napkin dispenser, and receptacles as required.
     (f) Empty and clean paper towel and sanitary disposal receptacles.
     (g) Fill toilet tissue holders, soap dispensers and bathroom towel dispensers, materials to be furnished by Landlord.
2. Empty and clean all waste receptacles, ashtrays and sand ums. Utilize plastic bag liners in all waste receptacles.
3.   Wash, clean and disinfect all water fountains and water coolers.
4. Hand dust all office furniture and fixtures, shelves, sills and other dust collecting surfaces.
5.   Remove all rubbish and trash from Premises.
6.   Vacuum all rugs carpeting and remove any spots or stains.
7. Dust mop all uncarpeted areas, Using treated mops and damp mop, as necessary to remove any stains or spills.
8. Damp mop floors in entrance foyers, elevator lobbies, and public corridors, if applicable.
9. Wet sponge wipe table tops in employee lounge, including cleaning of any spills, if applicable.
10. During nightly tour, close all windows and blinds, extinguish lights, lock doors and report any malfunctions.
11.  keep storage and slop sink rooms in a clean and orderly manner.

WEEKLY
1.   Damp mop and buff polish all uncarpeted areas.
2. Wash all directory board, display, entry door, and side light glass, as necessary.

MONTHLY
1.   All uncarpeted floor areas to be washed, waxed and machine polished.
2.   Clear air conditioning grilles as required.
3.   High dusting:
     (a) Dust in place all pictures, frames, charts, graphs and similar wall hangings.
     (b) Dust clean all vertical surfaces, such as walls, partitions, doors, books and other surfaces not reached in nightly cleaning.
     (c) Dust clean all exposed pipes, air conditioning louvers, ducts and other areas not reached in nightly cleaning.
     (d) Dust clean all lighting fixtures.
     (e) Dust all mine blinds.
4. Remove all finger marks and smudges from doors, partitions, woodwork, window ledges and window mullions.
5.   Wash, clean, and disinfect all lavatory vinyl.

SEMI-ANNUALLY
1.   Wash all windows inside and out.


ANNUALLY
1.   Clean all vinyl.

                                   EXHIBIT E

                              CONSENT TO SUBLEASE

     THIS CONSENT TO SUBLEASE ("Consent Agreement") dated as of ________199__ is made with reference to that certain sublease (the "Sublease") ________ 19__ by and between ________________("Tenant") and __________ ("Sublessee"), and is
entered into between the foregoing parties and __________ ("Landlord"), having an address at ________________ with reference to the following facts:

     A. Landlord and Tenant are the parties to that certain master lease (the "Master Lease") dated as of ____________, 19__ respecting certain premises ("Premises") known as Suite(s) ___, located in the building ("Building") located at ________________________.

     B. Tenant and Sublessee wish to enter into the Sublease respecting the portion of the Premises described therein (the "Sublease Premises").

     C. The Master Lease provides that Tenant may not enter into any sublease without Landlord's prior written approval.

     D. Tenant and Sublessee have herewith presented the fully-executed Sublease to Landlord for Landlord's approval, and Landlord is willing to approve the same, upon all of the terms and conditions hereinafter appearing.

     NOW, THEREFORE, for good valuable consideration, the parties hereto agree as follows:

     1. Neither the Master Lease, the Sublease nor this Consent Agreement shall be deemed to grant Sublessee any rights whatsoever against Landlord. Sublessee hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of its rights in connection with the Sublease Premises shall be solely against Tenant.

     2. This Consent Agreement shall not release Tenant from any existing or future duty, obligation or liability to Landlord, pursuant to the Master Lease, nor shall this Consent Agreement change, modify or amend the Master Lease in any manner. This Agreement shall not be deemed Landlord's consent to any further subleases.

     3. (a) In the event of Master Lease Termination (as hereinafter defined) prior to the termination of the Sublease, at Landlord's option, Sublessee agrees to attorn to Landlord and to recognize Landlord as Sublessee's Landlord under the Sublease, upon the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord's duties, obligations or liabilities to Sublessee beyond those owed to Tenant under the Master Lease. Sublessee agrees to execute and deliver at any time and from time to time, upon the request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. Landlord shall not (i) be liable to Sublessee for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Sublessee might have against Tenant, (iii) be bound by any rent or additional rent which Sublessee might have paid in advance to Tenant, (iv) be bound to honor any rights of Sublessee in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord. Tenant hereby agrees that in the event of Master Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposit, rent or other sums then held by Tenant.

          (b) "Master Lease Termination" means any event, which by voluntary or involuntary act or by operation of law, might cause or permit the Master Lease to be terminated, expired, canceled, foreclosed against, or otherwise come to an end, including but not limited to (i) a default by Tenant under the Master Lease of any of the terms or provisions thereof, (ii) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Master Lease is subject; or (iii) the termination of Tenant's leasehold estate by dispossession proceeding or otherwise.

          (c) In the event of attornment hereunder, Landlord's liability shall be limited to matters arising during Landlord's ownership of the Building and in the event that Landlord (or any successor owner) shall convey or dispose of the Building to another party such party shall thereupon be and become Landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Consent Agreement or the Sublease to be performed by Landlord which first arise after the date of conveyance including the return of any security deposit, and Tenant shall attorn to such other party, and Landlord (or such successor owner) shall, from and after date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Sublessee for any default by Landlord under this Consent Agreement or the Sublease after such attornment or arising in connection with Landlord's operation management, leasing, repair, renovation, alteration any other matter relating to the Building or the Sublease Premises, shall be limited to the interest of the Landlord in the Building (and proceeds thereof). Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership) have any liability for the performance of Landlord's obligation under this Consent Agreement or the Sublease.

     4. In addition to Landlord's rights under Section 3 hereof, in the event Tenant is in default under any of the terms and provisions of the Master Lease, Landlord may elect to receive directly from Sublessee all sums due or payable to Tenant by Sublessee pursuant to the Sublease, and upon receipt of Landlord's notice, Sublessee shall thereafter pay to Landlord any and all sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant's duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Sublessee's attornment pursuant to Section 3(a) hereof.

     5. Sublessee hereby acknowledges that it has read and has knowledge of all of the terms, provisions rules regulations of the Master Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Master Lease. Any such act or omission shall also constitute a breach of this Consent Agreement and shall entitle Landlord to recover any damage, loss, cost or expense which it thereby suffers, from Sublessee, whether or not Landlord proceeds against Tenant.

     6. In the event of any Litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party all costs, expenses and reasonable attorney's fees incurred therein by the successful party, which shall be included as a part of the judgment therein rendered.

     7. This Consent Agreement shall be binding upon an inure to the benefit of the parties' respective successors and assigns, subject to all agreements and restrictions contained in the Master Lease, the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. No amendment, modification or change therein will be effective unless Landlord shall have given its prior written consent thereto. This Consent Agreement may be amended only in writing, signed by all parties hereto.

     8. Notices required or desired to be given hereunder shall be effective either upon personal delivery or three (3) days after deposit in the United States mail, by certified mail, return receipt requested, addressed to the Landlord at the address set forth above, or to Tenant or Sublessee at the address of the Premises or of the Sublease Premises, respectively. Any party may change its address for notice by giving notice in the manner hereinabove provided.

     9. As a condition to the effectiveness of Landlord's consent to the Sublease, Tenant agrees to pay Landlord concurrently with Tenant's delivery of an executed counterpart hereof, Dollars ($______) in reimbursement of Landlord's reasonable attorneys' fees and administrative expenses incurred in connection with this Consent Agreement, as additional rent. Landlord's acceptance of such fee shall impose no duty on Landlord to approve or execute the Sublease. Tenant shall also promptly pay Landlord any share of bonus rents, or other items required under the Master Lease in connection with subleases.

     10. Notwithstanding anything to the contrary set forth herein or elsewhere, if the Master Lease was guaranteed at the time of execution or at any time prior hereto by any guarantor, the Landlord may at any time hereafter declare all of its agreement in this Consent Agreement to be null and void and or no force and effect unless and until Landlord receives a counterpart of this Consent Agreement indicating approval thereof by any and all such guarantor(s), and their spouses (if any).

     11. Tenant and Sublessee agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorney's fees, incurred as a result of a claim by any person or entity (i) that is entitled to a commission, finder's fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings.

     12. Tenant agrees to hold any and all payments due under the Sublease as a trust fund to be applied first to the satisfaction of all of Tenant's obligations under the Master Lease and hereunder before using any part thereof for any other purpose.

     IN WITNESS WHEREOF, the following parties have executed this Consent Agreement as of the date first above written.


                                             TENANT:


                                             By:________________________________

                                             Its:_______________________________


                                             SUBLESSEE:

                                             ___________________________________

                                             By:________________________________

                                             Its:_______________________________


                                             LANDLORD:

                                             ___________________________________

                                             By:________________________________

                                             Its:_______________________________


                                             GUARANTOR(S) (and spouse)

                                             ___________________________________

                                             ___________________________________

                                  SCHEDULE 1

                             WORK LETTER AGREEMENT
                            (Improvement Allowance)


1.   PLANS.

     Tenant shall cause its architects and engineers to prepare and submit to Landlord for approval detailed plans, specifications and working drawings ("Plans") for the construction of Tenant's leasehold improvements ("Improvements") to the Premises. Landlord reserves the right to approve any space planner, architect or engineer employed by Tenant. Tenant's Plans shall include items and information as Landlord shall reasonably require to evaluate Tenant's work. Tenant shall use the Plans to obtain all permits and approvals which are necessary to construct the Improvements. All Improvements shall be constructed in a good and workmanlike manner and in accordance with all applicable laws, codes and regulations, including the Americans with Disabilities Act ("ADA"). It is expressly agreed that (a) Tenant shall not commence any such work until said Plans have been approved by Landlord, and (b) the Plans which have been so approved by Landlord shall be used by Tenant to obtain all permits that are necessary to construct the Improvements. As used herein, the term "Improvements" shall include all work to be done in the Premises pursuant to the Plans, including, but not limited to: demolition work, partitioning, doors, ceiling, floor coverings, wall finishes (including paint and wallcoverings), window coverings, electrical (including lighting, switching, telephones, outlets, computer and special electrical equipment, etc.), plumbing, heating, ventilating and air conditioning, fire protection, cabinets and other millwork. After approval of the Plans by Landlord, no further changes to the Plan shall be made without the prior written approval of Landlord. Tenant acknowledges that Landlord's review and approval of the Plans is not conducted for the purpose of determining the accuracy and completeness of the Plans, their compliance with applicable codes and governmental regulations including ADA, or their sufficiency for purposes of obtaining a building permit, all of which shall remain the responsibility of Tenant and Tenant's architect. Accordingly, Landlord shall not be responsible for any delays in obtaining the building permit due to the insufficiency of the Plans or any delays due to changes in the Plans required by the applicable governmental regulatory agencies reviewing the Plans.

2.   IMPROVEMENT ALLOWANCE.

     Tenant shall provide Landlord with a breakdown of the estimated total cost of the Improvements ("Cost Breakdown"). Landlord hereby grants to Tenant an "Improvement Allowance" of Eighteen and 60/100 Dollars ($18.60) per square foot of space in the Premises, excluding Premises E (i.e., the Improvement Allowance attributable to Premises A is $862,779.60; the Improvement Allowance attributable to Premises B is $206,106.60; the Improvement Allowance attributable to Premises C is $307,402.20; and the Improvement Allowance attributable to Premises D is $220,186.80). The Improvement Allowance shall be disbursed to Tenant not more frequently than once per month based on disbursement requests submitted by Tenant to Landlord and certified by Tenant's architect. Such disbursement request shall set forth the total amount incurred, expended and/or due for each requested item less prior disbursements and a description of the work performed, and materials supplied and/or costs incurred or due with respect to each item for which disbursement is requested. Each such disbursement request shall be accompanied by invoices, vouchers, statements, affidavits, payroll records and/or other documents reasonably requested by Landlord, which substantiate costs incurred to justify such a disbursement, together with lien waivers for those contractors and materialmen providing construction services or materials. In addition, each disbursement shall be subject to inspection and approval of completed work by Landlord's construction

                                    Sch 1-1
engineer. In the event the Cost Breakdown exceeds the Improvement Allowance, Tenant shall pay from another source of funds the amount by which the Cost Breakdown exceeds the Improvement Allowance prior to any disbursement of the Improvement Allowance by Landlord. If, at any time during the construction of the Improvements, the total amount remaining to be paid for construction of the Improvements exceeds the amount of the Improvement Allowance remaining to be disbursed, at Landlord's option, no further disbursement of the Improvement Allowance shall be made by Landlord unless, and until Tenant has expended such sums as to cause the Improvement Allowance to again be sufficient to pay the remaining costs. In the event the actual cost of the Improvements is less than the Improvement Allowance, the unused portion of the Improvement Allowance shall not be paid or refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease. IF, AS A RESULT OF THE BUILD-OUT OF THE IMPROVEMENTS, CHANGES ARE REQUIRED TO THE BASE BUILDING LIFE-SAFETY PANEL, THEN THE COST OF MAKING SUCH CHANGES TO THE LIFE-SAFETY PANEL SHALL BE BORNE BY LANDLORD.

3.   CONSTRUCTION OF IMPROVEMENTS.

     3.1 Tenant shall obtain Landlord's approval of Tenant's contractor. Additionally, Tenant shall submit a copy of the proposed construction contract to Landlord for Landlord's approval. Landlord's approval, when required in this Work Letter Agreement, shall be given or denied (as applicable) within ten (10) business days of receipt of the necessary information from Tenant. Tenant's contractors and subcontractors shall be required to provide the following types of insurance, in the minimum amounts indicated, naming Landlord (and Landlord's mortgagee, if required by Landlord) as additional insured:

     (a) Workmen's Compensation with full statutory limits for employer's liability.

     (b) Commercial General Liability Insurance including direct and contingent liability in the aggregate amount of One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage per occurrence for personal injury, death or property damage.

     (c) The Liability Policy shall include coverage for Broad Form Hold Harmless Agreement as is contained in the standard contract.

     (d) Automobile Liability insurance with bodily injury limits of $250,000 per person, $500,000 per accident, and $50,000 per accident for Property Damage.

Original policies or copies of all of the foregoing insurance shall be delivered to Landlord before construction of the Improvements is started and before Tenant's contractor's equipment is placed upon the Premises. In all other respects, the insurance coverage above mentioned shall comply with the Lease provisions.

     3.2 It is agreed that Tenant assumes the entire responsibility and liability due to its negligence, including statutory or common law, for any and all injuries or death of any or all persons, including its contractor, subcontractors and employees, and for any and all damages to property caused by or resulting from or arising out of any act or omission on the part of Tenant, its contractor, subcontractors or employees, in the prosecution of the work thereunder. With respect to such work Tenant agrees to indemnify and save harmless Landlord, its mortgagee, architect, engineers and their employees and all other tenants of the Property from and against all losses and expense, including legal fees, which they may suffer or pay as the result of claims or lawsuits due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant, its contractor and subcontractors shall assume and defend at their own expense all such claims or lawsuits. Tenant agrees to insure this assumed liability in its Comprehensive General Liability Policy and the

                                    Sch 1-2
original or copy of the policy delivered to Landlord shall indicate this contractual coverage.

     3.3 For and during the period of construction, Tenant shall provide and pay for all utilities consumed upon the Premises during said period and for the removal of all temporary connections.

     3.4 Upon completion of the Improvements, Tenant's contractors and/or subcontractors shall provide Landlord, without cost to Landlord, with one (1) set of transparent "as built" drawings.

     3.5 Completion. Tenant shall endeavor to cause the contractor to substantially complete construction of the Improvements in a diligent manner. It shall be the sole responsibility of Tenant to file all drawings and specifications, pay all fees and obtain all permits and applications from any governmental authorities having jurisdiction, and to obtain any certificates or approvals, including a certificate of occupancy, required to enable Tenant to occupy the Premises. Landlord shall not be liable for any loss or damages as a result of delays in construction of the Premises. No delay in completion of construction of the Improvements shall delay the Commencement Date of the Lease beyond the date specified in the Lease.

4. INCORPORATION. This Agreement is and shall be incorporated by reference in the Lease, and all of the terms and conditions of the Lease are and shall be incorporated herein by this reference.

                                    Sch 1-3